Exhibit 4.1

EXECUTION VERSION

 ORNI 47 LLC

$92,500,000

4.03% Senior Secured Notes due September 27, 2033

______________

NOTE PURCHASE AGREEMENT

______________

Dated November 29, 2016

Ormat – Note Purchase Agreement

TABLE OF CONTENTS

Section	Heading	Page

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SCHEDULE A	—	DEFINED TERMS
SCHEDULE 1	—	FORM OF 4.03% SENIOR SECURED NOTES DUE SEPTEMBER 27, 2033
SCHEDULE 4.4(a)	—	FORM OF OPINION OF NEW YORK COUNSEL FOR THE COMPANY
SCHEDULE 4.4(b)	—	FORM OF OPINION OF NEVADA COUNSEL FOR THE COMPANY
SCHEDULE 5.3	—	DISCLOSURE MATERIALS
SCHEDULE 5.5	—	FINANCIAL STATEMENTS
SCHEDULE 5.14	—	EXISTING INDEBTEDNESS
SCHEDULE 10.1	—	TRANSACTIONS WITH AFFILIATES
PURCHASER SCHEDULE	—	INFORMATION RELATING TO PURCHASERS
AMORTIZATION SCHEDULE	—	SCHEDULED PRINCIPAL PAYMENT AMOUNTS
EXHIBIT A	—	OFFICER’S CERTIFICATE
EXHIBIT B	—	OPERATING BUDGET
EXHIBIT C	—	2017 OPERATING BUDGET
EXHIBIT D	—	FORM OF MORTGAGE
EXHIBIT E	—	FORM OF ACCOUNTANT'S CERTIFICATE

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ORNI 47 LLC
6225 Neil Road
Reno, Nevada 89511

4.03% Senior Secured Notes due September 27, 2033

November 29, 2016

To Each of the Purchasers Listed in
the Purchaser Schedule Hereto:

Ladies and Gentlemen:

ORNI 47 LLC, a Delaware limited liability company (the “Company”), agrees with each of the Purchasers and the Collateral Agent as follows:

Article 1
AUTHORIZATION OF NOTES

The Company will authorize the issue and sale of $92,500,000 aggregate principal amount of its 4.03% Senior Notes due September 27, 2033 (the “Notes”). The Notes shall be substantially in the form set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 23.4 (Construction, Etc.) shall govern.

The Notes are to be secured by the Collateral in accordance with the Security Documents. By entering into this Agreement, the Company acknowledges and agrees to be bound by the provisions of the Security Documents. By acceptance hereof, each holder of a Note acknowledges and agrees and each transferee of a Note shall be deemed to acknowledge and agree that the Collateral Agent acts as a collateral agent for the holders of the Notes, and has certain rights and obligations as a collateral agent, hereunder and/or under the other Financing Documents.

Article 2
SALE AND PURCHASE OF NOTES

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3 (Closing), Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Ormat – Note Purchase Agreement

Article 3
CLOSING

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 (or such other place as may be agreed upon by the Company and the Purchasers) at 10:00 a.m., New York time, at a closing (the “Closing”) on November 29, 2016 or on such other Business Day thereafter on or prior to December 1, 2016 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 6712184911 at MUFG Union Bank, N.A. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 (Conditions to Closing) shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 (Conditions to Closing) not having been fulfilled to such Purchaser’s satisfaction.

Article 4
CONDITIONS TO CLOSING

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1     Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects when made and at the Closing (other than any such representations and warranties that speak as of a particular date which shall be true and correct as of such date and other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects).

Section 4.2     Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14 (Use of Proceeds; Margin Regulations)), no Default or Event of Default shall have occurred and be continuing. The Company has not entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 (Negative Covenants) had such Section applied since such date.

Ormat – Note Purchase Agreement

Section 4.3     Compliance Certificates.

(a)           Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 (Representations and Warranties), 4.2 (Performance; No Default), 4.9 (Changes in Corporate Structure), and 4.23 (No Default) have been fulfilled.

(b)           Secretary’s Certificates. Each of the Company and the Pledgor shall have delivered to such Purchaser a certificate of its Secretary or another appropriate person appointed to serve in a similar function of the Company and the Pledgor, as applicable, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents to which it is a party, (ii) the Company’s and the Pledgor’s organizational documents as then in effect, as applicable, (iii) the names and true signatures of each person executing the Financing Documents to which it is a party on behalf of the Company and Pledgor, and (iv) the good standing of the Company and the Pledgor, in its jurisdiction of incorporation.

Section 4.4     Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Chadbourne & Parke LLP, New York counsel for the Company and the Pledgor, covering the matters set forth in Schedule 4.4(a) and (b) from Holland & Hart LLP, Nevada counsel for the Company, covering the matters set forth in Schedule 4.4(b) (and the Company hereby instructs each such counsel to deliver its opinion to the Purchasers).

Section 4.5     Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6     Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7     Payment of Counsel and Other Fees. Without limiting Section 15.1 (Transaction Expenses), the Company shall have paid on or before the Closing:

(a)     reasonable fees, charges and disbursements of Greenberg Traurig LLP, counsel for the Purchasers and of the consultants referred to in the closing date funds flow memorandum, in each case, to the extent reflected in a statement of such counsel or consultant, as applicable, rendered to the Company at least three Business Days prior to the Closing; and

Ormat – Note Purchase Agreement

(b)           any fees, charges and disbursements required under the fee letters between the Company, on the one hand, and the Depositary and the Collateral Agent, on the other hand, referred to in the closing date funds flow memorandum.

Section 4.8     Private Placement Number. A Private Placement Number issued by S&P’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9     Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10     Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 (Closing) including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, each other Financing Document, and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its counsel, and such Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such counsel may reasonably request.

Section 4.12     Delivery of Material Project Documents; Consents; Estoppels. The Purchasers shall have received:

(a)           True, correct and complete copies of each of the Material Project Documents (other than the Additional Material Project Documents), each of which shall have been duly authorized, executed and delivered by the parties thereto;

(b)           Consents of counterparties to the Material Project Documents (other than the Interconnection Agreement, the Transmission Service Agreement, the Real Property Documents, and any Additional Material Project Document), each of which shall have been duly authorized, executed and delivered by the parties thereto; and

(c)           Estoppel certificates from the counterparty to the Real Property Documents, if such estoppel certificates are obtainable by the Company using commercially reasonably efforts.

Section 4.13     Financial Information. The Purchasers shall have received:

(a)     (i)      Unaudited financial statements of the Company for the fiscal quarter ended June 30, 2016 and (ii) audited financial statements of the Company for the fiscal year ended December 31, 2015, each prepared in accordance with GAAP (provided that unaudited quarterly financial statements shall be subject to customary year-end adjustments and absence of footnotes); and

Ormat – Note Purchase Agreement

(b)                   a copy of the Closing Base Case Projections, in form and substance satisfactory to the Purchasers, that is consistent in all material respects with projections previously provided to the Purchasers.

Section 4.14     Approvals and Consents. All requisite approvals and consents in connection with the transactions contemplated by this Agreement and each other Financing Document shall have been obtained and the Purchasers shall have received copies of such approvals and consents (which shall be in form and substance acceptable to the Purchasers).

Section 4.15     Collateral Matters.

(a)           The Secured Parties shall have been granted first priority perfected Liens on the Collateral (subject only to Permitted Liens).

(b)           The Collateral Agent shall have received:

(i)     appropriately completed copies of financing statements duly filed by the Company naming the Company as a debtor and the Collateral Agent as a secured party with respect to the Collateral as may be necessary to perfect first-priority Liens on the Collateral (subject only to Permitted Liens) in favor of the Secured Parties pursuant to the Security Documents;

(ii)     results of recent lien searches in each of the jurisdictions where the Company is organized and assets are located of a recent date before the Closing, satisfactory to the Purchasers, confirming that upon due filing, the security interests created under the Security Documents will be senior to all other financing statements or other security interests in respect of the Collateral (subject only to Permitted Liens);

(iii)     litigation and docket search reports of a recent date before the Closing, satisfactory to the Purchasers, for each of the jurisdictions in which the Company has a main place of business; and

(iv)     evidence reasonably satisfactory to the Purchasers that all actions required to be taken under the Security Documents prior to or at the Closing in order to perfect and protect the security interests purported to be created by the Security Documents have been taken.

Section 4.16     Know Your Customer. The Secured Parties shall have received at least three (3) days prior to the Closing all documentation and other information required by bank and other relevant regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Ormat – Note Purchase Agreement

Section 4.17     Independent Consultant Reports. The Purchasers shall have received and may rely upon the Independent Engineer Report, the Independent Reservoir Engineer Report, and the Independent Insurance Consultant Report.

Section 4.18     Required Rating. The Notes shall have been rated at least BBB- by Kroll Bond Rating Agency.

Section 4.19     Establishment of Collateral Accounts. Each of the Collateral Accounts (as defined in the Deposit and Disbursement Agreement) shall have been established as required under the Deposit and Disbursement Agreement and (subject to receipt of the Note proceeds by the Company) the Debt Service Reserve Account shall be funded (with cash, an Acceptable Letter of Credit, or an Acceptable Guaranty (or by any combination of the foregoing)) in an amount equal to the Debt Service Reserve Account Minimum Balance.

Section 4.20     Insurance. The Purchasers shall have received a certificate from the Company’s insurance broker, dated as of the Closing (in form and substance reasonably satisfactory to the Purchasers) confirming that (a) the Company maintains, with financially sound and reputable insurers, insurance coverage for the Project in relation to its operations and Property in accordance with prudent industry practices and the Material Project Documents and such insurance policies are in full force and effect, (b) the Company has made all premium and other payments due and payable under such insurance policies, and (c) such insurance policies (other than any third party liability) shall name the Collateral Agent as additional insured and loss payee, in each case, as of the Closing.

Section 4.21     Real Property. The Purchasers shall have received the Title Policy and the Survey.

Section 4.22     Phase I Environmental Site Assessment. The Purchasers shall have received the Phase I Environmental Site Assessment.

Section 4.23     No Default. As of the Closing, no Default or Event of Default has occurred and is continuing.

Section 4.24     Cash Grant Recapture Indemnity. The Purchasers shall have a received a duly executed copy of the Cash Grant Recapture Indemnity, in form and substance reasonably satisfactory to the Purchasers, and the Cash Grant Recapture Indemnity shall be in full force and effect.

Section 4.25     Real Property Document Assignments. The Collateral Agent shall have received duly executed absolute assignments in blank with respect to each of the Real Property Documents, each in the form prescribed for such assignments by the United States Department of the Interior Bureau of Land Management.

Section 4.26     O&M Agreement Amendment. The Company and Ormat Nevada Inc. shall have executed and delivered an amendment to the O&M Agreement in form and substance acceptable to the Purchasers, extending the term of such O&M Agreement to a date on or after the Maturity Date.

Ormat – Note Purchase Agreement

Article 5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser that:

Section 5.1     Organization; Power and Authority. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes, and the other Financing Documents and to perform its obligations hereunder and thereunder.

Section 5.2     Authorization, Etc. This Agreement, the Notes, and the other Financing Documents have been duly authorized by all necessary limited liability company action on the part of the Company, and constitute, and upon execution and delivery thereof each of this Agreement, the Notes, and the other Financing Documents will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3     Disclosure.

(a)           The Company, through its agent, CIBC World Markets Corp., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September 2016 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 (Financial Statements) and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to or on November 4, 2016 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (Disclosure Materials) (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2015, there has been no change in the financial condition, operations, business, properties, or prospects of the Company except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. It is understood and agreed that the Closing Base Case Projections are not subject to this Section 5.3(a) and are instead subject to Section 5.3(b), below.

Ormat – Note Purchase Agreement

(b)           The Company has prepared the Closing Base Case Projections. The Closing Base Case Projections: (i) are, and shall be as of the Closing, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein; and (ii) as of the Closing, are and shall be consistent with the provisions of the Transaction Documents. The estimated financial and statistical information and data included in the Closing Base Case Projections were prepared in good faith and considered reasonable in the good faith judgment of the Company and are based on or derived from sources that the Company believes to be reasonable.

Section 5.4     Subsidiaries. The Company has no Subsidiaries.

Section 5.5     Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5 (Financial Statements). All of such financial statements (including, where applicable, the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such financial statements and the results of operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnotes). The Company does not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6     Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Notes, and the other Financing Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the creation of any Liens pursuant to the Financing Documents) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company is bound or by which the Company or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

Section 5.7     Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes, or any other Financing Documents.

Section 5.8     Litigation; Observance of Agreements, Statutes and Orders.

(a)           There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Ormat – Note Purchase Agreement

(b)           The Company is not (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16 (Foreign Assets Control Regulations, Etc.)), which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9     Taxes. The Company has filed all tax returns that are required to have been filed by it in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.

Section 5.10     Title to Property; Leases; Permits. (a) The Company has good and sufficient title to its properties that, individually or in the aggregate are Material, including but not limited to the real property which contains the Known Geothermal Resource Area and all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 (Financial Statements; Material Liabilities) or purported to have been acquired by the Company after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. The Real Property Documents and all other leases and easements that, individually or in the aggregate are Material, are valid and subsisting and are in full force and effect in all material respects.

(b)           To the Company’s knowledge, there are no adverse claims or challenges by any Person against or to the ownership of the Known Geothermal Resource Area, including those lands subject to the Material Real Property Documents. There are no royalties (including overriding royalties, net profit interests, gross proceeds royalty, production payment, streaming transaction or share of mineral product or otherwise) on or burdening all or any portion of the Known Geothermal Resource Area, except as set forth in the Shared Facilities Agreement, in the Real Property Documents, and as otherwise required by law.

(c)           All material Permits required for the lawful operation of the Project as it is currently being operated have been obtained by the Company or the operator under the O&M Agreement, as permitted by applicable law, and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof, and as, if and to the extent then due and payable, have been so paid. To the knowledge of the Company, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse, or limitation of any Permit, or future liability resulting from the same.

Ormat – Note Purchase Agreement

Section 5.11     Intellectual Property. (a) The Company owns or possesses all licenses, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto required for the operations of the Company, that individually or in the aggregate are Material, without known conflict with the rights of others.

(a)           To the best knowledge of the Company, no product or service of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(b)           To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company.

Section 5.12     Compliance with Employee Benefit Plans. (a) The Company (i) does not sponsor, maintain, participate in, contribute to or have any liability in respect of any Plan or Multiemployer Plan or any plan providing post-retirement welfare benefits, except as would not reasonably be expected to result in material liability to the Company and (ii) is not reasonably expected to incur any liability in respect of any Plan of any ERISA Affiliate. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate sponsors, maintains, participates in or has any liability in respect of a Plan or Multiemployer Plan.

(b)           The execution and delivery of this Agreement and the other Financing Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 (Source of Funds) as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(c)           The Company has not established, and does not operate, administer, or maintain any Non-U.S. Plan.

Section 5.13     Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 15 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Ormat – Note Purchase Agreement

Section 5.14     Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth in Section 9.11 (Use of Proceeds). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the assets of the Company and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15     Existing Indebtedness. (a) Except as described therein, Schedule 5.15 (Existing Indebtedness) sets forth a complete and correct list of all outstanding Indebtedness of the Company as of June 30, 2016 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of all such Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)           Except as disclosed in Schedule 5.15 (Existing Indebtedness), the Company has not agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)           The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15 (Existing Indebtedness).

Section 5.16     Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)           Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

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(c)           No part of the proceeds from the sale of the Notes hereunder:

(i)     constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)     will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)     will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)           The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17     Status under Certain Statutes. The Company is not subject to, or is exempt from, regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005 pursuant to 18 C.F.R. § 292.602, and the FPA, with the exception of those sections identified in the regulations of FERC at 18 C.F.R. § 292.601(c), including Sections 205 and 206 of the FPA.

Section 5.18     Energy Regulatory Status. (a) The Company is a “public utility” under the FPA. The Company has received authorization from FERC to sell energy, capacity and ancillary services at market-based rates under Section 205 of the FPA (“MBR Authority”) and has been granted associated waivers from regulation and blanket authorizations typically granted to sellers of power at market-based rates.

(b)           The Company is an “electric utility company” under PUHCA and is a QF and is subject to compliance requirements applicable to a QF.

(c)           The Pledgor is not subject to, or is exempt from, regulation under the FPA as a “public utility”. The Pledgor is a “holding company” under PUHCA solely with respect to its direct ownership of a QF. Neither the Company nor the Pledgor is subject to regulation as a “public utility” or an “electrical corporation” or an “electric utility” or any equivalent entity under Nevada laws and regulations governing such entities.

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(d)           None of the Secured Parties or any Affiliate of such Persons will, solely as a result of the Company’s construction, ownership, leasing or operation of the Project, the sale of energy, capacity or ancillary services therefrom or the entering into a Material Project Document in respect of such Project, the issuance of the Notes, the entering into of the Financing Documents by the Company or the Pledgor, or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities, except that (i) upon the exercise of certain remedies as provided for under the Financing Documents, a Secured Party or its Affiliate may be subject to regulation under the FPA or PUHCA, unless an exemption or exception applies, and (ii) the exercise of any remedy provided for in any Financing Document by a Secured Party or its Affiliate or any of their respective successors or assigns may require prior FERC approval under Section 203 of the FPA.

(e)           Other than the acceptance by FERC of the Interconnection Agreement, the LGIA Co-Tenancy Agreement, and the Shared Facilities Agreement, the receipt by the Company of MBR Authority (with associated waivers from regulation and blanket authorizations typically granted to sellers of power at market-based rates) from FERC with respect to its future sales of energy and capacity at wholesale, the self-certification of QF status, and filings, consents, orders or approvals that may be required by the Company to maintain its interconnection arrangements, MBR Authority and associated waivers or authorizations, to comply with the FPA as a result of being a QF and to maintain QF status, no filing with or consent, order or approval from FERC or NPUC is required to be made or obtained in order for the Company and the Pledgor to enter into the Financing Documents or for the ownership and operation of the Project and the sale of energy, capacity and/or ancillary services therefrom.

Section 5.19     Material Project Documents. Each Material Project Document is an Effective Material Project Document. Correct and complete copies of all Material Project Documents have been delivered to each Purchaser by the Company. Except as has been previously disclosed in writing to the Purchasers, none of the Material Project Documents have been amended, modified or terminated in any material respect. As of the Closing, there is no outstanding Shortfall Energy (as defined in the Power Purchase Agreement) or permitted reduction in the price for Delivered Energy set forth in paragraph 1 of Appendix A to the Power Purchase Agreement.

Section 5.20     Solvency. As of the Closing, the Company and the Pledgor are, and after giving effect to the transactions contemplated by the Financing Documents, will be, Solvent.

Section 5.21     No Default. No Default or Event of Default has occurred and is continuing. To the knowledge of the Company, no Material Project Participant is in default under any Material Project Document to which it is a party or by which it is bound.

Section 5.22     Perfection of Security Interests. As of the Closing, the Security Documents are effective to create in favor of the Collateral Agent and the Secured Parties a legal, valid and enforceable security interest in the Collateral described therein. The security interest granted to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Security Documents in the Collateral will be perfected (a) with respect to any property that can be perfected solely by filing, to the extent Article 9 of the UCC applies thereto, upon the filing of financing statements in the applicable filing office in Delaware, (b) with respect to any property that can be perfected by control, upon execution of the Deposit and Disbursement Agreement, and (c) with respect to any property (if any) that can be perfected by possession, upon the Collateral Agent receiving possession thereof.

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Section 5.23     Ownership of Mortgaged Property, Liens, Regulation H. On and after the Closing, the Company (a) holds, and will maintain a valid leasehold or easement or sub-easement interest in, all Mortgaged Property, subject only to Permitted Liens and (b) has the good and lawful right to mortgage, assign, transfer and convey all Mortgaged Property. The Mortgaged Property has been designated as a Special Flood Hazard Area Zone D by the Federal Emergency Management Agency, whereby no analysis or study of flood hazards have been conducted or required of the area and the area is not federally required by the Federal Emergency Management Agency to carry flood insurance pursuant to the National Flood Insurance Act of 1968.

Section 5.24     Environmental Matters. (a) The Company has no knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)           The Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by it or to other assets or their use, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)           The Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)           The Company has not disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)           All buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.25     Sufficiency of Material Project Documents. The rights granted to the Company pursuant to the Material Project Documents are sufficient in all material respects to enable the Project to be located, constructed, operated and routinely maintained as contemplated by the Transaction Documents and provide adequate ingress and egress for any reasonable purpose in connection with the operation and routine maintenance of the Project.

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Section 5.26     Cash Grant Matters. As of the Closing Date and until the expiration of the Cash Grant Recapture Period, none of the Company or any direct or indirect owners of Equity Interests in the Company (other than any owner of Equity Interests in Ormat Nevada Inc., the Equity Interests in any owner of the Equity Interests in Ormat Nevada Inc., any direct or indirect owner of Equity Interests in Northleaf Geothermal Holdings LLC, or the Equity Interests in any direct or indirect owner of the Equity Interests in Northleaf Geothermal Holdings LLC) is or will be a Disqualified Person. As of the Closing Date, from and after the date of receipt of the Cash Grant, the Company has not received any material communications from the U.S. Treasury Department regarding the Cash Grant.

Article 6
REPRESENTATIONS OF THE PURCHASERS

Section 6.1     Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act, that the Company is not required to register the Notes under the Securities Act, and that the Notes may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.

Section 6.2     Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)           the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)           the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

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(c)           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)           the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e)           the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)           the Source is a governmental plan; or

(g)           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)           the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

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As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3     Knowledge and Experience. Without limiting the force and effect of the representations and warranties of the Company, each Purchaser severally represents that it (a) has such knowledge and experience in financial and business matters, as to enable it to evaluate the merits and risks of entering into this Agreement and purchasing the Notes, (b) is able to bear the economic risk of the transaction, (c) is able to hold its interest indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration and is completed with applicable securities laws, (d) has been independently advised as to restrictions with respect to trading in the Notes imposed by applicable securities laws, (e) confirms that no representation (written or oral) has been made to it (with respect to trading restrictions imposed by applicable securities laws) by or on behalf of the Company with respect thereto, (f) has conducted its own investigation of the Company and the terms of the Note, (g) (i) confirms that it has had access to information as it deemed necessary to make its decision to purchase the Notes, and (ii) has been offered the opportunity to ask questions of the Company and receive answers thereto, as it deemed necessary in connection with the decision to purchase the Notes, and (h) acknowledges that it is aware of the characteristics of the Notes, and the risks relating to an investment therein.

Section 6.4     Qualified Purchaser. Each Purchaser and any transferee thereof severally represents as to its (i) being a “qualified purchaser” (as such term is defined in the US Investment Company Act), to the extent exemption from the US Investment Company Act is applicable, and (ii) not being a “related person” with respect to the Pledgor (or any holder of equity in the Pledgor, to the extent such equity ownership is disclosed to such Person by the Company) for purposes of Section 1.752-4(b) of the treasury regulations.

Section 6.5     Accredited Investor. Each Purchaser severally represents that, at the time that it committed to enter into this Agreement, it was and now is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Article 7
INFORMATION AS TO COMPANY

Section 7.1     Financial and Business Information. The Company shall deliver to each Purchaser:

(a)           Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of

(i)     a balance sheet of the Company as at the end of such quarter, and

(ii)     statements of income, changes in shareholders’ equity and cash flows of the Company, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

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setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)           Annual Statements — within 120 days after the end of each fiscal year of the Company, copies of

(i)     a balance sheet of the Company as at the end of such year, and

(ii)     statements of income, changes in shareholders’ equity and cash flows of the Company for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by (A) an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances and (B) a certificate of such independent public accountants substantially in the form of Exhibit E (Form of Accountant's Certificate);

(c)           Operating Statements — concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, (i) an operating statement regarding the operation and performance of the Project for the applicable quarterly period and for the elapsed portion of the year ended with the last day of such quarterly period substantially in the form of Exhibit B (Operating Budget) (the “Operating Statements”);

(d)           SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company with the SEC and of all press releases and other statements made available generally by the Company to the public concerning developments that are Material;

(e)           Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any written notice or taken any action with respect to a claimed default hereunder, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

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(f)           Employee Benefits Matters — promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company proposes to take with respect thereto:

(i)     any event, transaction or condition that could result in the incurrence of any liability by the Company pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

(ii)     receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(g)           Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company from any Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

(h)           Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request;

(i)           Litigation — promptly, and in any event within 30 days of receipt thereof, copies of any written complaint commencing any litigation or proceeding (or any written threat or notice of the intention of any Person to file or commence any litigation or proceeding), including any litigation or proceeding under Environmental Laws, involving the Company or the Project, to the extent any such litigation or proceeding (i) relates to the Project and involves a claim which equals or exceeds $1,000,000, (ii) would reasonably be expected to have a Material Adverse Effect if determined adversely to the Company or the Project, (iii) seeks injunctive or similar relief or (iv) relates to any Financing Document;

(j)           Event of Loss — the occurrence of any Event of Loss, in each case, whether or not insured and involving a probable loss of $1,000,000 or more;

(k)           Event of Taking — the occurrence of any Event of Taking or receipt of written notice of commencement of proceedings to accomplish an Event of Taking, whether or not insured, with respect to a material portion of the Project or any Mortgaged Property;

(l)           Environmental Matters — promptly, and in any event within 30 days of the Company’s knowledge thereof, provide (i) copies of any written notices of noncompliance with any Environmental Law or Release of Hazardous Materials on or from any Mortgaged Property, such improvements or any other part of the Mortgaged Property required to be reported pursuant to Environmental Laws, or (ii) pending or, to the Company’s knowledge, threatened in writing, material Environmental Claim against the Company arising in connection with its occupying or conducting operations on or at the Project, any Mortgaged Property or such improvements, in each case, which could reasonably be expected to have a Material Adverse Effect;

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(m)     Material Adverse Effect — the occurrence of any event or condition that has had or is reasonably expected to cause a Material Adverse Effect;

(n)           Material Project Document — (i) the delivery or receipt of a notice of termination or other material notice pursuant to any Material Project Document, (ii) any termination or material amendment, modification or waiver of any Material Project Document or (iii) any material breach or default under any Material Project Document (such notice to be provided no later than five Business Days after the receipt by the Company of any notice of such material breach or default of a Material Project Document from a Material Project Participant); or any event of force majeure asserted under any Material Project Document which exists for more than 10 consecutive days; and

(o)           Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company (including actual copies of the Company’s Quarterly Report on Form 10 Q and Annual Report on Form 10 K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note.

Section 7.2     Officer’s Certificate. Each set of financial statements and Operating Statements delivered to a holder of a Note pursuant to Section 7.1(a) (Quarterly Statements) or Section 7.1(b) (Annual Statements) and Section 7.1(c) (Operating Statements) shall be accompanied by a certificate of a Senior Financial Officer in the form attached as Exhibit A (Officer’s Certificate):

(a)           Accounting — in the event that the Company has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.2 (Accounting Terms)) as to the period covered by any such financial statement, setting forth a reconciliation from GAAP with respect to such election for such period; and

(b)           Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

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Section 7.3     Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)           No Default — if no Default or Event of Default then exists, at the expense of such holder and upon 10 days’ advance written notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times during normal business hours, but not more frequently than twice a year and in compliance with the Company’s health, safety, and environmental policies and procedures; and

(b)           Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company, to examine its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with the Company’s officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all upon reasonable written notice, at such times during normal business hours and as often as may be requested but subject to compliance with the Company’s health, safety, and environmental policies and procedures.

Section 7.4     Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a) (Quarterly Statements), (b) (Annual Statements) or (c) (SEC and Other Reports) and Section 7.2 (Officer’s Certificate) shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)           such financial statements satisfying the requirements of Section 7.1(a) (Quarterly Statements) or (b) (Annual Statements) and related Officer’s Certificate satisfying the requirements of Section 7.2 (Officer’s Certificate) and any other information required under Section 7.1(d) (SEC and Other Reports) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;

(b)           the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) (Quarterly Statements) or Section 7.1(b) (Annual Statements), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 (Officer’s Certificate) available on its home page on the internet, which is located at http://www.ormat.com as of the date of this Agreement;

(c)           such financial statements satisfying the requirements of Section 7.1(a) (Quarterly Statements) or Section 7.1(b) (Annual Statements) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 (Officer’s Certificate) and any other information required under Section 7.1(d) (SEC and Other Reports) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

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(d)           the Company shall have timely filed any of the items referred to in Section 7.1(d) (SEC and Other Reports) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided, however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 (Confidential Information) of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18 (Notices), of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 7.5     Limitation on Disclosure Obligation. The Company shall not be required to disclose information pursuant to Section 7.1(d)(i) (SEC and Other Reports) or 7.3 (Visitation) if the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20 (Confidential Information), it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof. Promptly after determining that the Company is not permitted to disclose any information as a result of the limitations described in this Section 7.5, the Company will provide each of the holders with an Officer’s Certificate describing generally the requested information that the Company is prohibited from disclosing pursuant to this Section 7.5 and the circumstances under which the Company is not permitted to disclose such information. Promptly after a request therefor from any holder of Notes, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.5.

Article 8
PAYMENT AND PREPAYMENT OF THE NOTES

Section 8.1     Scheduled Amortization Payments; Maturity. On December 27, 2016, and on each Payment Date thereafter, the Company will pay an amount of principal of the Notes equal to the Scheduled Amortization Amount for such Payment Date. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2     Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than US $2,000,000 or such lesser amount as shall remain outstanding under the Notes to which such prepayment relates at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17 (Amendment and Waiver). Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5 (Allocation of Partial Prepayments)), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

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Section 8.3     Offer to Repurchase Upon Change of Control. (a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each holder of Notes to repurchase all of that holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase, subject to the rights of holders on the relevant record date to receive interest due on the relevant Payment Date (the “Change of Control Payment”). Each holder of Notes may accept such Change of Control Offer in whole or in part (equal to $100,000 or an integral multiple of $1,000 in excess thereof). No later than thirty days following any Change of Control, the Company will mail or deliver electronically a notice to each holder of Notes describing the transaction or transactions that constitute the Change of Control and stating:

(i)           that the Change of Control Offer is being made pursuant to this Section 8.3 and that all Notes tendered will be accepted for payment;

(ii)           the purchase price and the purchase date, which shall be no earlier than thirty days and no later than sixty days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”);

(iii)           that any Note not tendered will continue to accrete or accrue interest;

(iv)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrete or accrue interest after the Change of Control Payment Date;

(v)           that holders of Notes will be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, electronically or by mail a notice setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have the Notes purchased; and

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(vi)           that holders whose Notes are being purchased shall be required to surrender the Notes and holders whose Notes are being purchased in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $100,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(b)           On the Change of Control Payment Date, the Company will:

(i)     accept for payment all Notes properly tendered pursuant to the Change of Control Offer;

(ii)     pay each holder an amount equal to the Change of Control Payment in respect of such holders’ Note or portion of such Note properly tendered; and

(iii)     deliver to the Collateral Agent the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Company will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $100,000 or an integral multiple of $1,000 in excess thereof.

(c)           If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described below, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than thirty nor more than sixty days’ prior notice, given not more than thirty days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of redemption.

(d)           Notwithstanding anything to the contrary in this Section 8.3, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8.3 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 8.4     Mandatory Prepayments.

(a)           In addition to scheduled amortization payments pursuant to Section 8.1 (Scheduled Amortization Payments; Maturity), the Company shall make the following mandatory payments:

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(i)     to the extent of any Net Available Amount not otherwise applied in accordance with Section 3.9 (Loss Proceeds Account) of the Deposit and Disbursement Agreement; and

(ii)     to the extent of any Net Cash Proceeds in excess of $500,000 received from sales of assets (other than asset disposals in the ordinary course of business) that are not used to purchase replacement assets within one hundred eighty (180) days following receipt thereof (or two hundred seventy (270) days if a commitment to purchase replacement assets is entered into within one hundred eighty (180) days following the receipt of such proceeds).

(b)           Any mandatory prepayments of the Notes, in whole or in part, shall be made at 100% of the principal amount so prepaid and without any Make-Whole Amount (or any other premium or penalty).

Section 8.5     Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.1 (Scheduled Amortization Payments; Maturity), Section 8.2 (Optional Prepayments), or Section 8.4 (Mandatory Prepayments), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the Notes pursuant to Section 8.3 (Offer to Repurchase Upon Change of Control), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes being prepaid at such time in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.6     Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.7     Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.8     Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

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“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 (Optional Prepayments) or has become or is declared to be immediately due and payable pursuant to Section 12.1 (Acceleration), as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

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“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 (Optional Prepayments) or Section 12.1 (Acceleration).

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 (Optional Prepayments) or has become or is declared to be immediately due and payable pursuant to Section 12.1 (Acceleration), as the context requires.

Section 8.9     Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Article 9
AFFIRMATIVE COVENANTS

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1     Compliance With Laws. Without limiting Section 10.4 (Economic Sanctions, Etc.), the Company shall comply with all laws, ordinances or governmental rules or regulations to which it is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16 (Foreign Assets Control Regulations, Etc.)) and will obtain and maintain in effect all Permits and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such Permits and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 9.2     Insurance; Loss Proceeds. (a) The Company shall maintain, or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; provided that to the extent any such insurance is not available on commercially reasonable terms, the Company shall request that the Required Holders waive such requirement, such waiver not to be unreasonably withheld or delayed.

(b)           All Loss Proceeds received by the Company in respect of all or any part of the Project shall be deposited in the Loss Proceeds Account.

Section 9.3     Maintenance of Properties. The Company shall maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4     Payment of Taxes. The Company shall file all tax returns required to be filed by it in any jurisdiction and shall pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by it, to the extent the same have become due and payable and before they have become delinquent, provided that the Company shall not be required to pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes, assessments, charges and levies would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5     Corporate Existence, Etc. Subject to Section 10.2 (Merger, Consolidation, Etc.), the Company shall at all times preserve and keep its corporate existence in full force and effect. The Company shall preserve and maintain all material rights (charter and statutory) and Permits necessary or desirable in the conduct of its business, except to the extent that the failure to preserve and maintain in full force and effect such rights and Permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company shall at all times maintain its status as a partnership or an entity disregarded for U.S. federal, state and local income tax purposes. All of the owners of interests in the Company that are treated as equity for U.S. federal income tax purposes will be United States persons within the meaning of Code Section 7701(a)(30).

Section 9.6     Books and Records. The Company shall maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company. The Company shall keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company has devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company shall continue to maintain such system.

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Section 9.7     Security Documents. The Company shall take, or cause to be taken, all actions necessary to maintain each Security Document in full force and effect and enforceable in accordance with its terms and to maintain and preserve the Liens created by such Security Documents and the priority thereof, including (i) making filings and recordations on a timely basis, (ii) making payments of fees and other charges on a timely basis, (iii) issuing and, if necessary, filing or recording supplemental documentation on a timely basis, including continuation statements, (iv) promptly discharging all claims or other Liens (other than Permitted Liens) adversely affecting the rights of any Secured Party in any Collateral, (v) publishing or otherwise delivering notice to third parties, (vi) depositing title documents and (vii) taking all other actions either necessary to ensure that all Collateral is subject to a valid and enforceable first-priority Lien (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of the Secured Parties.

Section 9.8     Additional Collateral, Etc. (a) With respect to any personal property acquired after the Closing by the Company as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected security interest, promptly (i) execute and deliver to the Collateral Agent such amendments to the Security Agreement or such other documents necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property, and (ii) take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in such property, including the entering into of account control agreements and the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by applicable law or as may be reasonably requested by the Collateral Agent (acting at the direction of the Required Holders); provided that the actions contemplated by clause (ii) shall not be required in respect of any such property if perfection of the security interest in such property requires more than the entering into of account control agreements and the filing of Uniform Commercial Code financing statements or delivery of Collateral that can be perfected by possession unless the value of such property, individually or in the aggregate, is equal to $500,000 or more.

(b)           With respect to any fee or leasehold interest in any real property having a value (together with improvements thereof) of at least $500,000 acquired after the Closing by the Company promptly (i) execute and deliver a mortgage or deed of trust, as applicable, (or an amendment to the existing Mortgage) in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, and (ii) if reasonably requested by the Collateral Agent (acting at the direction of the Required Holders), deliver to the Secured Parties title insurance, surveys, consents, estoppels (subject to Section 4.12(c) (Delivery of Material Project Documents; Consents)) and legal opinions with respect to such after-acquired property in form and scope substantially reasonably satisfactory to the Required Holders with respect to the Mortgage or the Mortgaged Properties.

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Section 9.9     Project Documents. The Company shall (a) perform and observe, in all material respects, the terms, its covenants and obligations under the Material Project Documents, (b) enforce, defend and protect all of its rights under all of the Material Project Documents, except to the extent that the failure to enforce, defend or protect any such rights could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (c) enforce, defend and protect its rights under any Material Project Document with respect to any material indemnity or damage claim, (d) operate, preserve and maintain the Project in accordance with applicable law, specifications in the relevant Material Project Documents and, in the absence thereof, prudent industry practices, in each case, in all material respects, and (e) take all necessary action to prevent the termination of any of the Material Project Documents in accordance with the terms thereof or otherwise (other than by virtue of the scheduled expiration of such Material Project Document in accordance with its terms).

Section 9.10     Use of Proceeds. The Company shall apply the proceeds of the sale of the Notes solely to (1) pay or reimburse any fees, costs and expenses incurred in connection with the transactions contemplated hereby and under the other Financing Documents due and payable by the Company and/or reimbursable to its Affiliates as of the Closing, (2) fund the Debt Service Reserve Account (as defined in the Deposit and Disbursement Agreement) in accordance with the terms of the Deposit and Disbursement Agreement, and (3) to make a distribution to the Pledgor of the remainder amount after the application in accordance with clauses (1) and (2) hereof.

Section 9.11     Maintenance of Security. Subject to the terms and conditions of this Agreement and the other Financing Documents, the Company will take all actions necessary or required to maintain the security interests in the Collateral contemplated by the Security Documents and will use its best efforts to warrant and defend its title to the Collateral and the interest held by the Secured Parties in the Collateral against any claim or demand of any person which may materially affect the Company’s title to or the applicable Secured Party’s right or interest in such Collateral.

Section 9.12     Separateness Provisions. The Company shall comply with its separateness obligations under its organizational documents and the Power Purchase Agreement and be a “Special Purpose Entity” as defined therein.

Section 9.13     Operating Budget. (a) No less than thirty (30) days prior to the beginning of each calendar year, the Company shall prepare a proposed operating plan and a budget in the form attached as Exhibit B (Operating Budget) setting forth the projected requirements for operation and maintenance expenses for the Company and the Project for the ensuing calendar year and provide the Collateral Agent with a copy of such operating plan and budget (the “Operating Budget”). Each Operating Budget shall set forth all material assumptions used in the preparation of such Operating Budget, and shall become effective upon approval of the Collateral Agent, acting upon the instructions of the Required Holders; provided, that if the Collateral Agent shall not have approved or disapproved the Operating Budget within twenty-one (21) days after receipt thereof, such Operating Budget shall be deemed to have been approved; provided, further, that any proposed Operating Budget that does not exceed the projected operating budget for such year in the Closing Base Case Projections by more than 10% shall be deemed to have been approved. If the Company does not have an effective annual Operating Budget before the beginning of any calendar year, until such proposed Operating Budget is approved, the Operating Budget most recently in effect shall continue to apply; provided, that (i) any items of the proposed Operating Budget that have been approved shall be given effect in substitution of the corresponding items in the Operating Budget most recently in effect and (ii) all other items shall be increased by the lesser of (x) two and one-half percent (2.5%) and (y) the increase proposed by the Company for such item in such proposed Operating Budget. The Operating Budget for calendar year 2017 attached hereto as Exhibit C (2017 Operating Budget) is hereby approved.

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(b)           Each Operating Budget delivered pursuant to this Section 9.13 shall contain operating budget categories as set forth in Exhibit B (Operating Budget), and shall specify for each fiscal quarter and for each such operating budget category the amount budgeted for such category for such fiscal quarter.

(c)           Each Operating Budget may only be amended with the prior written consent of the Collateral Agent (acting upon the instructions of the Required Holders in consultation with the Independent Engineer), which consent shall not be unreasonably withheld, conditioned, or delayed.

Section 9.14     Collateral Accounts. Maintain and have available the Collateral Accounts set forth in Section 2.2 of the Deposit and Disbursement Agreement.

Section 9.15     Market-Based Rate Authority; QF Status. Take all necessary or appropriate actions so it (a) will be authorized by FERC to sell wholesale electric power at market-based rates with all waivers of regulations and blanket authorizations as are customarily granted by FERC to entities authorized to sell wholesale electric power at market-based rates, in each case to the extent such authorization is required for it to sell wholesale electric power at market-based rates in accordance with all applicable legal requirements and (b) will continue to have QF status.

Section 9.16     Cash Grant Matters.

(a)     During the Cash Grant Recapture Period, the Company shall comply with all legal requirements applicable to the Cash Grant and the Cash Grant Application (including the Cash Grant Guidance), including, without limitation, all requirements to file annual performance reports, file annual certifications that the Project has not been disposed of to a Disqualified Person and that the Project continues to qualify as “specified energy property” (as such terms are defined in the Cash Grant Guidance) and maintain proper project, financial and accounting records.

(b)     The Company shall provide to the Collateral Agent and each holder of Notes copies of any notices, reports, certificates or other documents filed with, or received from, and any written, electronic or other communication sent to or received from, the U.S. Treasury Department with respect to the Cash Grant (including any Cash Grant Application and any Cash Grant Recapture Liability), which notice shall include a copy of such notice, report, certificate or other document or communication to or from the U.S. Treasury Department (it being understood that in any case any such notice shall be provided no later than five days after such notice, report, certificate or other document or communication to or from the U.S. Treasury Department is given or filed).

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(c)     The Company shall comply in all material respects with the Cash Grant Guidance and all applicable rules and regulations applicable thereto, in each case to the extent necessary to ensure that non-compliance therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)     Prior to the Termination Date (as defined in the Cash Grant Recapture Indemnity Agreement), upon any transfer of any direct or indirect Equity Interests in the Company, the Company shall cause either (i) the Cash Grant Recapture Indemnity Agreement to remain applicable in all respects to the transferred Equity Interests, including any Cash Grant Indemnity Trigger (as defined in the Cash Grant Recapture Indemnity Agreement) with respect thereto, or (ii) a cash grant recapture indemnity on substantially similar terms to the Cash Grant Recapture Indemnity Agreement to be provided with respect to the transferred Equity Interests by a Person satisfying the conditions set forth in clause (b) of the definition of Permitted Transferee.

Article 10
NEGATIVE COVENANTS

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1     Transactions with Affiliates. Except for any agreements in effect as of the Closing and listed on Schedule 10.1, the Company will not enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company’s business and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2     Merger, Consolidation, Etc. The Company shall not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)           the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes, and the other Financing Documents and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

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(b)           immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under this Agreement, the Notes, and the other Financing Documents.

Section 10.3     Line of Business; Subsidiaries, Employees. (a) The Company shall not engage in any business if, as a result, the general nature of the business in which the Company would then be engaged would be substantially changed from the general nature of the business in which the Company is engaged on the date of this Agreement as described in the Memorandum.

(b)           The Company shall not (i) create, form or acquire any subsidiary (of any percentage of legal, beneficial or record ownership), (ii) enter into any partnership or joint venture, or (iii) maintain any employees. For purposes of this Section 10.3, beneficial ownership shall not refer to any Permitted Investments or contractual rights of the Company otherwise permitted pursuant to the Financing Documents.

Section 10.4     Economic Sanctions, Etc. The Company shall not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5     Liens. The Company shall not directly or indirectly (a) create, incur or assume or (b) permit to exist (upon the happening of a contingency or otherwise) any Lien on (i) any Collateral (other than Liens on Property of the Company securing all obligations of the Company under the Notes and each other Financing Document pursuant to the terms of the Security Documents) or (ii) any other Property now owned or held or hereafter acquired by the Company, except for Permitted Liens.

Section 10.6     Limitation on Amendments to the Material Project Documents and Material Agreements. (a) The Company shall not amend or otherwise modify in any material and adverse respect, or grant any material and adverse waiver or consent under, any Material Project Document without the consent of the Required Holders (in consultation with the Independent Engineer).

(b)           The Company shall not amend, supplement or otherwise modify (pursuant to a waiver or otherwise) its organizational documents, including the separateness provisions thereof, or permit or suffer to exist any amendment or modification of any of its organizational documents unless any such amendment or modification (i) does not adversely affect any material rights or remedies of any of the parties under any Material Project Document and (ii) could not otherwise reasonably be expected to have a Material Adverse Effect.

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Section 10.7     Investments. The Company shall not make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person, asset or Property other than (i) Permitted Investments, (ii) any rights it may have under the Material Project Documents, and (iii) immaterial assets and properties.

Section 10.8     Incurrence of Indebtedness and Issuance of Disqualified Stock. (a) The Company will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (other than the Notes), and the Company will not issue any Disqualified Stock.

(b)           This covenant will not prohibit the incurrence by the Company of any of the following items of Indebtedness:

(i)     Indebtedness under the Financing Documents;

(ii)     Permitted Refinancing Indebtedness;

(iii)     Permitted Subordinated Indebtedness;

(iv)     Permitted Working Capital Indebtedness;

(v)     trade or other similar Indebtedness incurred in the ordinary course of business, which is (x) not more than ninety (90) days past due, or (y) being contested in good faith and by appropriate proceedings;

(vi)     contingent liabilities incurred in the ordinary course of business, including the acquisition or sale of goods, services, supplies or merchandise in the normal course of business, the endorsement of negotiable instruments received in the normal course of business and indemnities provided under any of the Material Project Documents; and

(vii)      purchase money Indebtedness to the extent incurred in the ordinary course of business to finance the acquisition or leasing of Property.

Section 10.9     Sale of Assets. The Company shall not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any assets except (i) any assets not in excess of $500,000 and $1,000,000 in the aggregate in any fiscal year and not in an aggregate amount in excess of $5,000,000 at any time prior to the Maturity Date, (ii) sales or other dispositions of assets no longer used or useful in the ordinary course of the Company’s business and that could not reasonably be expected to result in a Material Adverse Effect or any Cash Grant Recapture Liabilities, (iii) sales of power and related ancillary products and ancillary services in accordance with the Material Project Documents, (iv) sales, transfers or other dispositions of Permitted Investments, and (v) Restricted Payments made in accordance with this Agreement and the other Financing Documents.

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Section 10.10     Capital Expenditures. The Company shall not make any capital expenditures other than those included in any Operating Budget and those capital expenditures required (i) to meet the requirements of any changes in applicable laws and regulations, permits (or interpretations thereof), or insurance policies that have occurred since the date of the Operating Budget then in effect or (ii) to respond to an emergency or accident.

Section 10.11     Restricted Payments. The Company shall not make any Restricted Payments unless each of the following conditions set forth below have been satisfied:

(a)           no Default or Event of Default has occurred and is continuing;

(b)           the Company delivers to the Collateral Agent a certificate (setting out its calculations therein) confirming that, on the proposed date of such Restricted Payment, (i) the Debt Service Coverage Ratio for the last four fiscal quarters is not less than 1.20:1.00 and (ii) the projected Debt Service Coverage Ratio for the immediately succeeding four fiscal quarters is not less than 1.20:1.00; and

(c)           the Debt Service Reserve Account is funded (with cash, an Acceptable Letter of Credit, or an Acceptable Guaranty (or by any combination of the foregoing)) in an amount equal to the Debt Service Reserve Account Minimum Balance.

Section 10.12     DAC III Financing. The Company shall not, and shall ensure that none of its Affiliates shall, develop a new geothermal energy generation project utilizing the same Known Geothermal Resource Area as DAC II and the Project (such new project, “DAC III”) unless the Company shall, if and solely to the extent required, make an optional prepayment of the Notes pursuant to Section 8.2 (Optional Prepayments), in whole or in part, such that the minimum projected Debt Service Coverage Ratio for the remaining calculation periods through the Maturity Date, after taking into account the projected generation profile of the Project resulting from the development, construction and operation of DAC III as determined based on a report from the Independent Engineer (relying on a report prepared by the Independent Reservoir Engineer), is at least equal to the lesser of (i) the minimum projected Debt Service Coverage Ratio for the remaining calculation periods through the Maturity Date, as projected and calculated at the Closing and (ii) the minimum projected Debt Service Coverage Ratio for the remaining calculation periods through the Maturity Date, as projected and calculated at the time of calculation without taking into account the development of DAC III.

Section 10.13     Swap Contracts. The Company shall not enter into any Swap Contract or engage in any similar transaction for speculative purposes.

Section 10.14     Changes in Fiscal Periods; Accounting Policies; Location; Name. (a) Without the consent of the Required Holders, the Company shall not permit its fiscal year to end on a day other than December 31, change its method of determining fiscal quarters or make, permit any change in accounting policies or reporting practices except as required by GAAP or change its federal employer identification number, except for any such changes which are not materially adverse to the holders of Notes.

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(b)           Except upon 20 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements (executed where appropriate) and other documents reasonably requested by the Collateral Agent and the Required Holders to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization, (ii) change its location of principal place of business or (iii) change its name.

Section 10.15     Additional Material Project Documents. The Company shall not enter into or become a party to any Additional Material Project Document (with any series of related Additional Material Project Documents entered into as part of a single transaction or series of related transactions to be considered as one “Additional Project Document” for purposes of this Section 10.15) unless such Additional Material Project Document (a) is in the best interest of, and on terms fair and reasonable to the Company, as certified by a Responsible Officer of the Company and (b) if such Additional Material Project Document provides for payments of more than $1,000,000 per fiscal year to be made or received by the Company thereunder, (i) the Company has delivered a copy of the Additional Material Project Document to each Noteholder and such Additional Material Project Document has been consented to by the Required Holders, (ii) the Company has given or caused to be given written notice to the counterparty thereto of the security interest therein granted under the Security Documents, (iii) the Additional Material Project Document is assignable as Collateral pursuant to its terms and (iv) the Company has obtained a consent to assignment therefor within 60 days after the execution of such Additional Material Project Document.

Section 10.16     Maintenance of Accounts. The Company shall not establish or maintain any deposit, securities, commodities or similar account other than (a) the Collateral Accounts established in accordance with the terms of the Deposit and Disbursement Agreement and (b) any deposit accounts necessary or useful in the conduct of the Company’s business that may be established after the Closing (the “Deposit Accounts”); provided that, solely with respect to the Deposit Accounts, the Issuer shall obtain and deliver control agreements to the Collateral Agent concurrently with the establishment thereof.

Section 10.17     Lease Agreements. The Company shall not enter into any lease agreements other than (a) the Real Estate Documents, (b) Capital Lease Obligations constituting Indebtedness permitted under Section 10.8 (Incurrence of Indebtedness and Issuance of Disqualified Stock) and (c) lease agreements pursuant to which no more than $1,000,000 in the aggregate in rental payments shall be made in any fiscal year.

Article 11
EVENTS OF DEFAULT

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

Ormat – Note Purchase Agreement

(a)           the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)           the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)           the Company defaults in the performance of or compliance with any covenant contained in Sections 7.1(e), 9.2(a) (Insurance; Loss Proceeds), 9.5 (Corporate Existence, Etc.), 10.1 (Transactions with Affiliates), 10.2 (Merger, Consolidation, Etc.), 10.3 (Line of Business; Subsidiaries, Employees), 10.5(a) (Liens), 10.6 (Limitation on Amendments to the Material Project Documents and Material Agreements), 10.7 (Investments), 10.8 (Incurrence of Indebtedness and Issuance of Disqualified Stock), 10.9 (Sale of Assets), 10.10 (Capital Expenditures), 10.11 (Restricted Payments), 10.13 (Swap Contracts), 10.14 (Changes in Fiscal Periods; Accounting Policies; Location; Name), 10.15 (Additional Material Project Documents), 10.16 (Maintenance of Accounts) or 10.17 (Lease Agreements);

(d)           the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b), and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Collateral Agent or any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); provided that if such default is not capable of remedy within such 30-day period, such 30-day period shall be extended to a total period of ninety (90) days so long as (x) such default is subject to cure, (y) the Company is diligently pursuing a cure and (z) such additional cure period could not reasonably be expected to result in a Material Adverse Effect.

(e)           any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made (other than those qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects); provided that such misrepresentation or such false or incorrect statement shall not constitute an Event of Default if the adverse effects of such false or incorrect representation or warranty are capable of being cured and are cured without causing a Material Adverse Effect within sixty (60) days after the earlier of (x) a Responsible Officer obtaining actual knowledge of such default or (y) written notice of such default from the Collateral Agent or any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)); or

(f)           (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes and any other Indebtedness under the Financing Documents) that is outstanding in an aggregate principal amount of at least $2,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $2,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition, such Indebtedness has become or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment (or, with respect to Indebtedness in an aggregate outstanding principal amount in excess of $5,000,000, one or more Persons are entitled to declare such Indebtedness to be due and payable before its stated maturity or before its regularly scheduled dates of payment), or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $2,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company so to purchase or repay such Indebtedness; or

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(g)           the Company or the Pledgor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)           a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or the Pledgor, as the case may be, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or the Pledgor or with respect to any substantial part of their respective properties, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or the Pledgor, or any such petition shall be filed against the Company or the Pledgor and such petition shall not be dismissed within 60 days; or

(i)           any event occurs with respect to the Company or the Pledgor which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h);

(j)           one or more final judgments or orders for the payment of money aggregating in excess of $1,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against the Company and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

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(k)           if (i) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (ii) the Company shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (iii) the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company thereunder, (iv) the Company fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (v) the Company becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, is not reasonably be expected to result in a Material Adverse Effect; or

(l)           (i) subject to Permitted Liens, any Secured Party ceases to have a valid first priority security interest in the Collateral, (ii) any of the Security Documents shall be terminated, or (iii) the enforceability of any material provision of any Security Document is contested by any party other than the Secured Parties or ceases to be in full force and effect; or

(m)     any Material Project Document (i) shall be terminated (other than by virtue of the scheduled expiration in the ordinary course of such Material Project Document in accordance with its terms), (ii) shall at any time for any reason cease to be valid and binding (or the Company or any Material Project Participant shall assert the same in writing), or (iii) shall be declared to be null and void by any Governmental Authority; provided that no such event shall constitute an Event of Default under this paragraph (m) to the extent such Material Project Document is replaced within ninety (90) days with a Material Project Document on substantially similar terms (including a term that extends beyond the Maturity Date and pricing terms that are no less favorable to the Company) with a counterparty with a credit quality equal to or better than the credit quality as of the Closing of the Material Project Participant being replaced; or

(n)           any Material Project Participant shall fail to perform or observe any material term, covenant or agreement on its part to be performed or observed under any Material Project Document that it is party to or a default by such Material Project Participant occurs thereunder and such failure or default shall remain unremedied for the number of days such Material Project Participant has to cure such failure or default (if any) under such Material Project Document; provided that no such failure or default shall constitute an Event of Default under this paragraph (n) to the extent such Material Project Document is replaced within ninety (90) days with a Material Project Document on substantially similar terms (including a term that extends beyond the Maturity Date and pricing terms that are no less favorable to the Company) with a counterparty with a credit quality equal to or better than the credit quality as of the Closing of the Material Project Participant being replaced; or

(o)           an Event of Abandonment has occurred; or

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(p)           an Event of Taking has occurred with respect to a material portion of the Company’s property and such Event of Taking could reasonably be expected to result in a Material Adverse Effect; or

(q)           any Financing Document shall cease to be in full force and effect, shall be terminated or shall be declared void by a Governmental Authority or any party thereto (other than any holder or holders of Notes or the Collateral Agent Agent) shall claim in writing such unenforceability or invalidity.

Article 12
REMEDIES ON DEFAULT, ETC.

Section 12.1     Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g), (h), or (i) (Events of Default) (other than an Event of Default described in clause (i) of Section 11(g) (Events of Default) or described in clause (vi) of Section 11(g) (Events of Default) by virtue of the fact that such clause encompasses clause (i) of Section 11(g) (Events of Default)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)           If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)           If any Event of Default described in Section 11(a) or (b) (Events of Default) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2     Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1 (Acceleration), the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Prior to or upon the enforcement of the Security Documents, the Collateral Agent will notify the Transmission Provider of the date and particulars of any such enforcement, including providing the Transmission Provider with proof that any assignee of the Interconnection Agreement meets the requirements of Articles 11.5 and 18.3 of the Interconnection Agreement.

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Section 12.3     Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c) (Acceleration), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 (Amendment and Waiver), and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4     No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Note, or any other Financing Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15 (Expenses, Etc.), the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

Article 13
REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

Section 13.1     Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

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Section 13.2     Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(a)(iii) (Notices)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 (Source of Funds).

Section 13.3     Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(a)(iii) (Notices)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be notice from such holder of the Note of such ownership and such loss, theft, destruction or mutilation), and

(a)           in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)           in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Article 14
PAYMENTS ON NOTES

Section 14.1     Place of Payment. Subject to Section 14.2 (Payment by Wire Transfer), payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of the Company in the United States. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in or the principal office of a bank or trust company in New York, New York.

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Section 14.2     Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 (Place of Payment) or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1 (Place of Payment). Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2 (Transfer and Exchange of Notes). The Company will afford the benefits of this Section 14.2 to any Person that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3     FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will upon such acceptance of a Note and from time to time thereafter with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, (a) in the case of any such holder that is a United States Person, such holder’s completed U.S. Internal Revenue Service Form W-9 and other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and other U.S. tax reporting obligations and (b) in the case of any such holder that is not a United States Person, such holder’s completed U.S. Internal Revenue Service Form W-8 and such other documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and other U.S. tax reporting obligations and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA or otherwise under U.S. tax law and, in such event, the Company shall treat any such information it receives as confidential.

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Article 15
EXPENSES, ETC.

Section 15.1     Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, or any other Financing Document (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, or any other Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, or any other Financing Document or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any other Financing Document and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Secured Party and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Secured Party or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby or in connection with any Financing Document, including the use of the proceeds of the Notes by the Company. This Section 15.1 shall not apply to taxes, assessments, governmental charges or levies.

Section 15.2     Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any other Financing Document or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement, any of the Notes or any other Financing Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3     Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, or any other Financing Document and the termination of this Agreement.

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Article 16
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any other Financing Document embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Article 17
AMENDMENT AND WAIVER

Section 17.1     Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)           no amendment or waiver of any of Sections 1 (Authorization of Notes), 2 (Sale and Purchase of Notes), 3 (Closing), 4 (Conditions to Closing), 5 (Representations and Warranties of the Company), 6 (Representations of the Purchasers) or 21 (Substitution of Purchase) hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b)           no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 (Remedies on Default, Etc.) relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (Payment and Prepayment of the Notes) (except as set forth in the second sentence of Section 8.2 (Optional Prepayments)), 11(a) (Events of Default), 11(b) (Events of Default), 12 (Remedies on Default, Etc.), 17 (Amendment and Waiver) or 20 (Confidential Information);

(c)           no amendment or waiver that could affect the rights, duties, or responsibilities of the Collateral Agent hereunder shall be made without first obtaining the Collateral Agent’s written consent therefor; and

(d)           Section 8.7 (Purchase of Notes) may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders.

Ormat – Note Purchase Agreement

Section 17.2     Solicitation of Holders of Notes.

(a)           Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Financing Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any other Financing Document to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Note, or other Financing Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)           Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Financing Document by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3     Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Financing Document applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or other Financing Document shall operate as a waiver of any rights of any holder of such Note.

Section 17.4     Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes, or any other Financing Document or have directed the taking of any action provided herein or in any Financing Document or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Ormat – Note Purchase Agreement

Article 18
NOTICES

Except to the extent otherwise provided in Section 7.4 (Electronic Delivery), all notices, requests, instructions, and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid), or (d) by electronic mail (with notice, request, instruction, or communication attached in “.pdf” executed by a Responsible Officer, in case of such communication sent by the Company, and by a legal representative of a holder, in case of such communication sent by a holder). Any such notice must be sent:

(i)     if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)      if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii)      if to the Company, to the Company at the following address:

ORNI 47 LLC

c/o Ormat Nevada Inc.

6225 Neil Road

Reno, Nevada 89511

Tel: 775-356-9029

Fax: 775-356-9039

Attention: CFO

with a copy to:

Chadbourne & Parke, LLP

1200 New Hampshire Avenue, NW

Washington, D.C. 20036

Tel: (202) 974-5600

Fax: 202) 974-5602

Attn: Noam Ayali, Esq.

or at such other address as the Company shall have specified to the holder of each Note in writing, or

Ormat – Note Purchase Agreement

(iv)     if to the Collateral Agent, to the Collateral Agent at the following address:

MUFG Union Bank, N.A.

350 California Street, 11th Floor

San Francisco, CA  94104

Attention: Corporate Trust Dept.

Email: AccountAdministration-Corporate.Trust@unionbank.com

Cc:      sonia.flores@unionbank.com

or at such other address as the Collateral Agent shall have specified to the Company and the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

All notices related to any Default, Event of Default, acceleration, prepayment or enforcement of a Security Document shall, in addition to delivery by email, be sent by physical delivery as set forth in clause (c) of the first paragraph of this Section 18.

Article 19
REPRODUCTION OF DOCUMENTS

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Ormat – Note Purchase Agreement

Article 20
CONFIDENTIAL INFORMATION

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement and the other Financing Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, including the Disclosure Documents, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company, provided that it was not disclosed by a third party who is bound by a confidentiality obligation with the Company, or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 (Financial and Business Information) that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Person to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20); provided, that any Purchaser that discloses Confidential Information pursuant to this clause (iv) shall provide the Company prompt notice of such disclosure to the extent permitted by applicable law, (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Financing Document; provided, that any Purchaser that discloses Confidential Information pursuant to subclauses (x) and (y) shall provide the Company prompt notice of such disclosure to the extent permitted by applicable law. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Ormat – Note Purchase Agreement

Article 21
SUBSTITUTION OF PURCHASER

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6 (Representations of the Purchasers). Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Article 22
COLLATERAL AGENT

Section 22.1     Appointment. (a) Each Purchaser hereby appoints and authorizes MUFG Union Bank, N.A. to act as Collateral Agent hereunder and under the other Financing Documents to which it is a party, in each case with such powers as are expressly delegated to the Collateral Agent under and as defined in the Financing Documents, as applicable, by the terms of this Agreement and the other Financing Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties, obligations, or responsibilities except those expressly set forth in this Agreement or in any other Financing Document to which it is a party (and no additional duty, obligation, or responsibility shall be inferred or implied against the Collateral Agent), or be a trustee or a fiduciary for the Company or any of its Affiliates or any holder. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action which is contrary to this Agreement or any other Financing Documents or any legal requirement or which exposes the Collateral Agent to any liability. Each of the Collateral Agent, the Purchasers and any of their respective Affiliates shall not be responsible to any other holder for (i) any recitals, statements, representations or warranties made by the Company or any of its Affiliates contained in this Agreement, the other Financing Documents or in any certificate or other document referred to or provided for herein or received by the Collateral Agent or any holder under this Agreement or any other Financing Document, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Notes, the other Financing Documents, the Collateral, or any other document referred to or provided for herein or (iii) any failure by any of the Company or any of its Affiliates to perform its respective obligations hereunder or thereunder. The Collateral Agent may employ agents and attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

Ormat – Note Purchase Agreement

(b)           The Collateral Agent, and its directors, officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Financing Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing; (i) the Collateral Agent may, at the expense of the Company, consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (ii) the Collateral Agent does not make any warranty or representation to any holder for any statements, warranties or representations made in or in connection with any Financing Document; (iii) the Collateral Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Financing Document on the part of any party thereto, to inspect the property (including the books and records) of the Company or any other Person or to ascertain or determine whether a Material Adverse Effect, Default or Event of Default exists or is continuing; (iv) the Collateral Agent shall not be responsible to any holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Financing Document or any other instrument or document furnished pursuant hereto; (v) in no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; (vi) the Collateral Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Financing Document; (vii) the Collateral Agent shall not be required to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein or any other Financing Document (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Financing Document) and such responsibility shall be solely that of the Company; and (viii) the Collateral Agent shall have the right to follow its typical Know Your Customer (KYC) process with respect to any Purchaser or holder of a Note prior to processing any instruction from such Purchaser or holder. Except as otherwise provided under this Agreement and the other Financing Documents, the Collateral Agent shall take such action with respect to the Financing Documents as shall be directed by the Required Holders.

(c)           Notwithstanding any other term of this Agreement or any other Financing Document, the Collateral Agent is hereby authorized to obey and comply with all writs, orders, judgments or decrees issued by any court, tribunal or administrative agency affecting any Collateral held by the Collateral Agent. The Collateral Agent shall not be liable to any of the Parties or any other Person, their successors, heirs or personal representatives by reason of its compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

Section 22.2     Reliance. The Collateral Agent shall be entitled to rely upon any certificate, notice or other document (including any electronic communication, facsimile or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by it. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement or any other Financing Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases, the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Holders or, where expressly provided, the Purchasers (except that the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability, that is contrary to this Agreement, any other Financing Document or any legal requirement). The Collateral Agent shall in all cases (including when any action by the Collateral Agent alone is authorized hereunder, if the Collateral Agent elects in its sole discretion to obtain instructions from the Required Holders) be fully protected in acting or in refraining from acting hereunder or under any other Financing Document in accordance with the instructions of the Required Holders (or, where so expressly stated, all holders), and such instructions of the Required Holders or all holders, where applicable, and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties. In the event that the Collateral Agent is uncertain or believes there is some ambiguity as to its duties or rights hereunder or receives instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of any of the Financing Documents, it shall promptly consult with the Required Holders and, pending receipt of clarification to its satisfaction, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held by it until it shall be given a direction satisfactory to it which eliminates such ambiguity or uncertainty.

Ormat – Note Purchase Agreement

Section 22.3     Defaults; Material Adverse Effect. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, Event of Default or Material Adverse Effect, unless the Collateral Agent received a notice in accordance with the provisions hereof, from a holder or the Company, referring to this Agreement, describing such Default, Event of Default or Material Adverse Effect and indicating that such notice is a notice of the occurrence of such Default or Event of Default or Material Adverse Effect (as the case may be). The Collateral Agent shall take such action with respect to such Default, Event of Default or Material Adverse Effect as is provided in Section 11 (Events of Default) or the terms of the Financing Documents, or if not provided for in Section 11 (Events of Default) or such Financing Documents, as the Collateral Agent shall be reasonably directed by the Required Holders; provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such Default, Event of Default or Material Adverse Effect as it shall deem advisable in the best interest of the holders.

Section 22.4     Indemnification. The Company agrees (a) to reimburse the Collateral Agent promptly upon demand for any reasonable and documented fees and out-of-pocket expenses (including counsel fees) incurred by the Collateral Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under the Financing Documents, and (b) to indemnify the Collateral Agent and its directors, officers, employees, agents and affiliates, ratably, from and against any and all losses which may be imposed on, incurred by or asserted against the Collateral Agent or its directors, officers, employees, agents or affiliates in any way relating to or arising out of this Agreement, any Financing Documents, the transactions contemplated hereunder and thereunder, or any action taken or omitted by the Collateral Agent; provided that the Company shall not be liable for any losses resulting solely from the Collateral Agent’s, or any of its director’s, officer’s, employee’s, agent’s or affiliate’s, gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the obligations of the Company hereunder and notwithstanding anything herein to the contrary, the Collateral Agent shall be fully justified in refusing to take or to continue to take any action hereunder or under any other Financing Document unless it shall first be indemnified to its satisfaction by the holders against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action; provided that the Required Holders shall be entitled, at their election (and without the consent of any other Person), to remove the Collateral Agent as a result of such refusal and appoint a successor Collateral Agent in accordance with Section 22.5 (Successor Agent). Without limitation of the foregoing, each holder agrees (a) to reimburse the Collateral Agent or any such Person promptly upon demand for its proportionate share of any fees and out-of-pocket expenses (including counsel fees) incurred by the Collateral Agent or any such Person in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under the Financing Documents, and (b) to indemnify the Collateral Agent and its directors, officers, employees, agents and affiliates, ratably, from and against any and all losses which may be imposed on, incurred by or asserted against the Collateral Agent or its directors, officers, employees, agents or affiliates in any way relating to or arising out of this Agreement, any Financing Documents, the transactions contemplated hereunder and thereunder, or any action taken or omitted by the Collateral Agent, in each case, to the extent that the Collateral Agent or any such Person is not reimbursed or indemnified, as applicable, for such expenses or losses, as applicable, by the Company; provided that no holder nor the Company shall be liable for any losses resulting solely from the Collateral Agent’s, or any of its director’s, officer’s, employee’s, agent’s or affiliate’s, gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

Ormat – Note Purchase Agreement

Section 22.5     Successor Agent. The Collateral Agent may resign at any time by giving thirty (30) days’ written notice thereof to the holders and the Company, such resignation to be effective only upon the appointment of a successor Collateral Agent in accordance with this Section 22.5. The Collateral Agent may be removed involuntarily only for a material breach of its respective duties and obligations hereunder or under the other Financing Documents or for gross negligence or willful misconduct in connection with the performance of its respective duties hereunder or under the other Financing Documents to which it is a party and then only upon the affirmative vote of the Required Holders (excluding the Collateral Agent from such vote and the Collateral Agent’s proportionate share (if any) of the Notes from the amounts used to determine the portion of the Notes necessary to constitute the required proportionate share of the remaining holders), in each case (except in the case of removal due to the Collateral Agent’s gross negligence or willful misconduct) by giving at least five days written notice to the Collateral Agent and the Company of such removal. Upon any such resignation or removal of the Collateral Agent, the Required Holders shall have the right, with the consent of the Company (such consent not to be unreasonably withheld or delayed and provided that no such consent shall be required if an Event of Default shall have occurred and be continuing) to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Holders and shall have accepted such appointment, within thirty (30) days after the retiring Collateral Agent’s giving of notice of resignation or the holders’ removal of the retiring Collateral Agent, the retiring Collateral Agent may, on behalf of the Secured Parties, apply to a court of competent jurisdiction to appoint a successor Collateral Agent hereunder, which shall be a holder, if any holder shall be willing to serve, and otherwise shall be a commercial bank having (or, in the case of a subsidiary of a bank holding company, its corporate parent shall have) a combined capital and surplus of at least U.S.$500,000,000. Upon the acceptance of any appointment as Collateral Agent under the Financing Documents by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations as Collateral Agent only under the Financing Documents. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Section 22 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under the Financing Documents. Notwithstanding anything herein to the contrary, any entity into which the Collateral Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any entity succeeding to the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession.

Ormat – Note Purchase Agreement

Section 22.6     Authorization. The Collateral Agent is hereby authorized by the holders to execute, deliver and perform each of the Financing Documents to which the Collateral Agent is or is intended to be a party, and any ancillary closing documents contemplated by such Financing Documents, and each holder agrees to be bound by all of the agreements of the Collateral Agent contained in the Financing Documents.

Section 22.7     Other Roles. The Collateral Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Company or any other Person, without any duty to account therefor to the holders. Each of the holders hereby waives any claim against each of the Collateral Agent and any of its Affiliates based upon any conflict of interest that such Person may have with regard to acting as an agent hereunder and acting in such other roles.

Section 22.8     Notices, Etc. The Collateral Agent shall promptly provide each holder of a Note a copy of any written notice, certificate or other document received from, or delivered to, a counterparty to any Financing Document that it is party to.

Section 22.9     Force Majeure. Notwithstanding anything to the contrary in this Agreement or in any other Financing Document, the Collateral Agent shall not be liable to any other party for any delay or failure to perform its obligations under the Financing Documents if and to the extent that such delay or failure is caused solely and directly by any of the following: fire, natural disaster, extreme or severe weather, sustained power failure, earthquake, volcanic eruption, other act of God, war, civil disturbance, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; provided that the Collateral Agent shall proceed promptly with all due diligence to cure or remedy such event or circumstance (to the extent such cure or remedy is within the Collateral Agent’s reasonable control) and shall perform any such delayed or failed obligations as soon as practicable following the cessation of such event or circumstance.

Ormat – Note Purchase Agreement

Section 22.10     Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Relevant Law”) the Collateral Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent, upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Relevant Law.

Article 23
MISCELLANEOUS

Section 23.1     Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2 (Merger, Consolidation, Etc.), the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 23.2     Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9 (Affirmative Covenants), Section 10 (Negative Covenants) and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 23.3     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Ormat – Note Purchase Agreement

Section 23.4     Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13 (Registration; Exchange; Substitution of Notes), (b) subject to Section 23.1 (Successors and Assigns), any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 23.5     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 23.6     Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.7     Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Ormat – Note Purchase Agreement

(b)           The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)           The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered, certified priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 (Notices) or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)           Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)           The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Ormat – Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

ORNI 47 LLC, as the Company
By: Ormat Nevada Inc., as the managing member of ORPD LLC, the managing member of the Company
By: /s/ Connie Stechman
Name: Connie Stechman Title: Secretary

Ormat – Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

MUFG Union Bank, N.A.,
as the Collateral Agent
By: /s/ Keith Sevigny
Name: Keith Sevigny Title: Vice President

Ormat – Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date hereof.

Munich Reinsurance America, Inc.

By: /s/ Salvatore Iannaccone
Name: Salvatore Iannaccone Title: Vice President

By: /s/ Ignacio Rivera
Name: Ignacio Rivera Title: Deputy General Counsel

Ormat – Note Purchase Agreement

Munich American Reassurance Company

By: /s/ Philip Waldstein Wartenberg
Name: Philip Waldstein Wartenberg Title: Authorized Signatory

By: /s/ Holger Kerzel
Name: Holger Kerzel Title: Authorized Signatory

Ormat – Note Purchase Agreement

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptable Guaranty” means a guaranty in form and substance satisfactory to the Required Holders from an entity rated at least A- by S&P or Fitch or A3 by Moody’s.

“Acceptable Letter of Credit” means a letter of credit (which is not secured by the Collateral) issued by a bank or other financial institution rated at least A- by S&P or Fitch or A3 by Moody’s.

“Additional Material Project Document” means any contract or agreement relating to the ownership, operation, maintenance, repair, financing or use of the Project entered into by the Company with any other Person subsequent to the date of this Agreement (including any contract(s) or agreement(s) entered into in substitution for any Material Project Document that has been terminated in accordance with its terms or otherwise) that (i) requires payments to be made or received in an amount in excess of one million Dollars ($1,000,000) per year or (ii) is for a term that is greater than two (2) years.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall also include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company, excluding any person whose indirect ownership in the Company results solely from owning more than 10% of the voting or equity interests in Ormat Technologies, Inc. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

“Amortization Schedule” means the Amortization Schedule attached hereto.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash Flow Available for Debt Service” during any period shall mean all cash earnings and cash revenues received by the Company during such period, including any business interruption insurance proceeds less (a) all cash operation and maintenance costs for the Project during such period; provided that operation and maintenance costs included in the calculation of Debt Service Coverage Ratio will exclude any costs that are paid from funds withdrawn from the Major Maintenance Reserve Account (as defined in the Deposit and Disbursement Agreement) and (b) fees, costs, charges and any other amounts then due and owing to the Secured Parties (other than Debt Service) in connection with this Agreement and the other Financing Documents.

“Cash Grant” means a cash grant from the U.S. Treasury Department in lieu of the renewable energy Tax credits available under Sections 45 and 48 of the Code payable pursuant to Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended, and the Cash Grant Guidance with respect to the Project and all rights to apply therefor and all rights to receive the proceeds thereof.

“Cash Grant Application” means, with respect to the Project, any preliminary, final or supplemental application for a Cash Grant filed by the Company, together with any exhibits, schedules, attachments, reports or other documents filed with such application, and any supplemental information and filings and associated required registrations.

“Cash Grant Guidance” means Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended, and the U.S. Treasury Department’s program guidance publication entitled “Payments for Specific Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009,” dated July 2009 and revised in March 2010 and April 2011, as the same may be amended, and any other guidance, instructions or terms and conditions published or issued by the U.S. Treasury Department in respect of the Cash Grant or any Cash Grant Application.

“Cash Grant Recapture Event” means any event which causes all or any portion of a Cash Grant to be “recaptured,” disallowed or invalidated by the U.S. Treasury Department or any other Governmental Authority, in each case, after the Company’s receipt of the Cash Grant from the U.S. Treasury Department.

“Cash Grant Recapture Indemnity” means the Cash Grant Recapture Indemnity Agreement, dated as of the Closing, by and between Ormat Nevada Inc., the Company, and the Collateral Agent.

“Cash Grant Recapture Liability” means any loss, liability, payment or other obligation of the Company arising out of, resulting from or attributable to all or any portion of a Cash Grant received by the Company being “recaptured” or disallowed by the U.S. Treasury Department that results from a Cash Grant Indemnity Trigger (as defined in the Cash Grant Indemnity) or Cash Grant Recapture Event, including any interest and penalties related thereto.

“Cash Grant Recapture Period” means the period from the Placed in Service Date of the Project until the fifth anniversary thereof.

“Change of Control” means, at any time, without the consent of the Required Holders (i) the Pledgor, together with any Permitted Equity Transferees, cease to directly or indirectly own at least 50.01% of the voting ownership interest in the Company and (ii) Ormat Nevada Inc. ceases to indirectly own at least 35.00% of the voting ownership interest in the Company.

“Change of Control Offer” has the meaning set forth in Section 8.3 (Offer to Repurchase Upon Change of Control).

“Change of Control Payment” has the meaning set forth in Section 8.3 (Offer to Repurchase Upon Change of Control).

“Change of Control Payment Date” has the meaning set forth in Section 8.3 (Offer to Repurchase Upon Change of Control).

“Closing” is defined in Section 3 (Closing).

“Closing Base Case Projections” means the projection of operating results for the Company over a period ending no sooner than three months after the Maturity Date, showing the Company’s reasonable good faith estimates, as of the Closing, of revenue, operating expenses, capital expenditures, and projected Debt Service Coverage Ratio calculations over the forecast period.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all property which is subject or is required to become subject to the security interests or Liens granted pursuant to any of the Security Documents.

“Collateral Accounts” is defined in the Deposit and Disbursement Agreement.

“Collateral Agent” means MUFG Union Bank, N.A.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20 (Confidential Information).

“Consents” means each consent to collateral assignment required to be entered into pursuant to this Agreement, in each case by and among the Company, the Collateral Agent and the Persons identified therein.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (a) any of the Company’s Controlled Affiliates and (b) Ormat Technologies, Inc. and its Controlled Affiliates.

“DAC II” means the Don A. Campbell II Geothermal Energy Project, an approximately 20 MW geothermal power project in Mineral County, Nevada which utilizes the same Known Geothermal Resource Area as the Project and is owned by ORNI 37 LLC, a separate subsidiary of ORPD, LLC.

“DAC III” is defined in Section 10.12 (DAC III Financing).

“Debt Service” means the sum of all interest and Scheduled Amortization Amounts due under the Notes.

“Debt Service Coverage Ratio” means, with respect to any relevant period, the ratio of (a) Cash Flow Available for Debt Service to (b) Debt Service.

“Debt Service Reserve Account Minimum Balance” means as of the date of determination, the aggregate amount of fees, interest, and principal scheduled to be due and payable under the Financing Documents coming due on the next succeeding two Payment Dates.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means interest at a rate per annum equal to two percent (2%) above the rate of interest stated in clause (a) of the first paragraph of the Notes.

“Deposit Accounts” is defined in Section 10.16 (Maintenance of Accounts).

“Deposit and Disbursement Agreement” means the Deposit and Disbursement Agreement, dated on or about the date hereof, among the Company, the Collateral Agent, and the Depositary.

“Depositary” means MUFG Union Bank, N.A.

“Disclosure Documents” is defined in Section 5.3 (Disclosure).

“Disposition” means any disposition of property or series of related dispositions of property that yields gross proceeds to the Company (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds).

“Disqualified Person” means (a) any federal, state or local government (including any political subdivision, agency or instrumentality thereof), (b) any organization described in Section 501(c) of the Code and exempt from Tax under Section 501(a) of the Code, (c) any entity referred to in Section 54(j)(4) of the Code, (d) any partnership or other pass-through entity (including a single-member disregarded entity and a foreign partnership or foreign pass-through entity), any partner (or other direct or indirect holder of an equity or profits interest) of which is described in clauses (a) through (c) above unless such Person holds its interest in the partnership or other pass-through entity indirectly through a taxable “C” corporation, or (e) any Person who fails or refuses to agree to be jointly liable for any Cash Grant Recapture Liability resulting from the actions or inactions of such Person or its Affiliates; provided that, if and to the extent the definition of “Disqualified Person” under Section 1603(g) of the American Recovery and Reinvestment Act of 2009 is amended after the Closing, the definition of “Disqualified Person” hereunder shall be interpreted to conform to such amendment and any guidance issued by the U.S. Treasury Department with respect thereto.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

“Dollars” or “U.S.$” means lawful currency of the United States of America.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Effective Material Project Document” means, with respect to any Material Project Document, that such Material Project Document (a) has been executed and delivered by each party thereto, (b) all conditions precedent to the effectiveness of such Material Project Document have been satisfied and (c) such Material Project Document is in full force and effect.

“Environmental Claim” means any and all actions, suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, or proceedings, under or relating to any Environmental Law, or regarding the investigation or remediation or release of, or human exposure to, any Hazardous Materials.

“Environmental Laws” means any and all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Equity Interests” means, with respect to any Person, all of the shares, membership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Abandonment” means, with respect to the Project, the suspension or cessation for a period of at least 90 consecutive days of all or substantially all of the operation and maintenance activities at the Project; provided, however, that any such suspension or cessation that arises from an Event of Loss, a requirement of law, an event of force majeure, curtailment or failure to be dispatched, or other bona fide business reasons shall not constitute an Event of Abandonment, in each case, so long as the Company is taking commercially reasonable actions to overcome or mitigate the effects of the cause of suspension or cessation so that maintenance and/or operations, as the case may be, can be resumed. Any period of cessation or suspension shall end on the date that operation and maintenance activities of a substantial nature are resumed.

“Event of Default” is defined in Section 11 (Events of Default).

“Event of Loss” means any event that causes any Property of the Company, or any portion thereof to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever and, in each case, shall include an Event of Taking.

“Event of Taking” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any Government Authority relating to all or any part of the Project, any equity interests in the Company or any other part of the Collateral.

“FATCA” means (a) sections 1471 through 1474 of the Code (or any amended or successor version of such sections), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“FERC” means the Federal Energy Regulatory Commission and any successor thereto.

“Financing Documents” means (a) this Agreement, (b) the Notes, (c) the Security Documents, (d) the Cash Grant Recapture Indemnity, and (e) any other documents, agreements or instruments entered into, filed or recorded in connection with any of the foregoing.

“Fitch” means Fitch Ratings Inc.

“FPA” means the Federal Power Act, as amended, and FERC’s regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)     the government of

(i)     the United States of America or any state or other political subdivision thereof, or

(ii)     any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b)     any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)     to purchase such indebtedness or obligation or any property constituting security therefor;

(b)     to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)     to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)     otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1 (Registration of Notes), provided, however, that if such Person is a nominee, then for the purposes of Sections 7 (Information as to Company), 12 (Remedies on Default, Etc.), 17.2 (Solicitation of Holders of Notes) and 18 (Notices) and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)     its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)     its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)     (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)     all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)     all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)     the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)     any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Independent Engineer” means Luminate LLC or any other internationally recognized independent engineer with relevant experience appointed after the Closing by the Company with the consent of the Required Holders.

“Independent Engineer Report” means that certain Don A. Campbell Phase I Geothermal Power Project Independent Engineer’s Report, dated November 8, 2016, prepared by the Independent Engineer.

“Independent Insurance Consultant” means Moore-McNeil, LLC or any other internationally recognized insurance consultant with relevant experience appointed after the Closing by the Required Holders.

“Independent Insurance Consultant Report” means that certain Final Insurance Due Diligence Summary, dated November 13, 2016, prepared by the Independent Insurance Consultant.

“Independent Reservoir Engineer” means GeothermEx, Inc. or any other internationally recognized reservoir engineer with relevant experience appointed after the Closing by the Required Holders.

“Independent Reservoir Engineer Report” means that certain Resource Review of Don A. Campbell Geothermal Project, dated August 11, 2016, prepared by the Reservoir Engineer.

“INHAM Exemption” is defined in Section 6.2(e) (Source of Funds).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interconnection Agreement” means the First Amended and Restated Standard Large Generator Interconnection Agreement (LGIA) Service Agreement # 12-00059, dated December 23, 2014, between the Transmission Provider, ORNI 37 LLC, and the Company, as amended, amended and restated, or otherwise modified through the date of this Agreement.

“Investments” means, for any Person, (a) the acquisition (including pursuant to any merger with any Person that was not a subsidiary prior to such merger) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person, (b) the making of any deposit with, or advance, loan, or extension of credit to, any other Person, or (c) the entering into any Guaranty of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, loaned or extended to such other Person.

“Known Geothermal Resource Area” means the aggregate of any and all geothermal resources owned, leased or otherwise held by the Company and ORNI 37 LLC, used in connection with the operation of the Project and DAC II, which such geothermal resources are described in the Independent Reservoir Engineer’s Report.

“LGIA Co-Tenancy Agreement” means the Large Generator Interconnection Co-Tenancy Agreement, dated as of December 19, 2014, by and among ORNI 37 LLC, the Company, and Ormat Nevada Inc., as amended, amended and restated, or otherwise modified through the date of this Agreement.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Loss Proceeds” means insurance proceeds, condemnation awards or other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance and business interruption insurance and other payments for interruption of operations) with respect to any Event of Loss or Event of Taking relating to any Property of the Company.

“Make-Whole Amount” is defined in Section 8.8 (Make-Whole Amount).

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, (b) the ability of the Company to perform its obligations under this Agreement, the Notes and the other Financing Documents, or (c) the validity or enforceability of this Agreement, the Notes or any other Financing Document.

“Material Project Documents” means (a) the Power Purchase Agreement, (b) the Interconnection Agreement, (c) the O&M Agreement, (d) the Operating Agreement, (e) the Transmission Service Agreement, (f) the Real Property Documents, (g) the Shared Facilities Agreement, (h) the LGIA Co-Tenancy Agreement and (i) any Additional Material Project Documents.

“Material Project Participant” means each party to a Material Project Document (other than the Company) and each guarantor or provider of security or credit support in respect thereof.

“Maturity Date” is defined in the first paragraph of each Note.

“Memorandum” is defined in Section 5.3 (Disclosure).

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means the deed of trust, dated as of the date hereof, and each other deed of trust made by the Company in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (Form of Mortgage).

“Mortgaged Property” or “Mortgaged Properties” means the real property in Mineral County, Nevada described in the Mortgage and any after acquired real property, as to which the Collateral Agent for the benefit of the Secured Parties shall be granted a Lien either on the Closing or subsequently pursuant to the provisions of Section 9.8(b) (Additional Collateral, Etc.) of this Agreement. For the avoidance of doubt, After Acquired Property Interests shall not be considered Mortgaged Property until such time as the Company actually acquires such After Acquired Property Interests and same are subjected to the Lien of a Mortgage pursuant to Section 9.8(b) (Additional Collateral, Etc.).

“NAIC” means the National Association of Insurance Commissioners.

“NAIC Annual Statement” is defined in Section 6.2(a) (Source of Funds).

“Net Available Amount” means the aggregate amount of Loss Proceeds received by the Company in respect of an Event of Loss or Event of Taking net of reasonable expenses incurred by the Company in connection with the collection of such Loss Proceeds.

“Net Cash Proceeds” means in connection with any asset disposition, the aggregate cash proceeds received by the Company in respect of any asset disposition (including any cash received upon the sale or other disposition of any non-cash consideration received in any asset disposition), net of the direct costs relating to such asset disposition and payments made to retire Indebtedness (other than the Notes) required to be repaid in connection therewith, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of such asset disposition, taxes paid or payable as a result of such asset disposition, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company primarily for the benefit of employees of the Company residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1 (Authorization of Notes).

“NPUC” means the Nevada Public Utility Commission.

“O&M Agreement” means the Operation and Maintenance Agreement, dated as of December 6, 2013, by and between the Owner and Ormat Nevada Inc. as operator, as amended by that certain Amendment No. 1 to Operation and Maintenance Agreement, dated as of April 30, 2015, as further amended, amended and restated, or otherwise modified through the date of this Agreement.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Operating Agreement” means the Operating Agreement, dated as of December 18, 2014, by and among ORNI 37 LLC, the Company, and Southern California Public Power Authority, as amended, amended and restated, or otherwise modified through the date of this Agreement.

“Operating Budget” is defined in Section 9.13(a) (Operating Budget).

“Operating Statements” is defined in Section 7.1(c) (Operating Statements).

“Payment Date” means the 27th day of March, June, September, and December, or in each case if such day is not a Business Day the next succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permit” means any and all franchises, licenses, permits, approvals, certifications, authorizations, exemptions and other rights, privileges required to be obtained from a Governmental Authority under any legal requirement.

“Permitted Equity Transferee” means, an entity which (a) has owned or operated for a minimum of 10 years, and continues to own or operate, at least 20 MW of geothermal energy generation projects and (b) has, or is a member of a consolidated group of companies which on a consolidated basis has a tangible net worth of at least $100 million.

“Permitted Investments” means (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) investments in marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case, maturing within one year from the date of acquisition and rated (on the date of acquisition thereof) “A” or better by Fitch or S&P or “A2” or better by Moody’s, respectively; (c) Dollar time deposits with, or certificates of deposit issued by, (i) any bank or trust company licensed under the laws of the United States or any state thereof having outstanding senior long-term unsecured indebtedness and whose long-term debt is rated (on the date of acquisition thereof) “A” or better by Fitch or S&P or “A2” or better by Moody’s, respectively, or (ii) a licensed branch of a foreign bank organized under the law of any member country of the Organization for Economic Co-Operation and Development having outstanding senior long-term unsecured indebtedness and whose long-term debt is rated (on the date of acquisition thereof) “A” or better by Fitch or S&P or “A2” or better by Moody’s, respectively, in each case maturing not more than one year from the date of acquisition thereof; (d) commercial paper or tax exempt obligations with a short-term rating “F-1” or better by Fitch or S&P or “P-1” or better by Moody’s, respectively, maturing not more than one year from the date of acquisition thereof; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and (f) money market funds rated at least “AA” or better by Fitch or Standard Poor’s or “Aa2” or better by Moody’s, excluding funds that are not committed to maintain a net asset value of at least $1 but including any fund for which the Depositary or an affiliate of the Depositary serves as an investment advisor, administrator or shareholder servicing agent, notwithstanding that (i) the Depositary or an affiliate of the Depositary charges and collects fees and expenses from such fund for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s length) and (ii) the Depositary charges and collects fees and expenses for services rendered pursuant to the Deposit and Disbursement Agreement.

“Permitted Liens” means (a) Liens on Property of the Company securing all obligations of the Company under the Notes and each other Financing Document; (b) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP, has been made therefor; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens imposed by law and arising in the ordinary course of business or in connection with the operation of the Project, in each case for sums not yet due or being contested in good faith and by appropriate proceedings and with adequate reserves in accordance with GAAP; (d) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, appeal bonds, or customs duties and the like, in each case incurred in the ordinary course of business and not securing Indebtedness; (e) Liens resulting from judgments under any litigation or legal proceeding; provided that (i) execution or other enforcement of such Liens is effectively stayed, (ii) the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with applicable generally accepted accounting practices have been established or are fully covered by insurance; (f) Liens, deposits or pledges to secure statutory obligations; (g) other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance, or credit and that do not in the aggregate materially impair the use of the Company’s property or assets or the value of such property or assets for the purpose of such business; (h) purchase money Liens securing purchase money Indebtedness permitted hereunder incurred to finance the acquisition or leasing of Property (to the extent such acquisition or lease is permitted hereunder); provided that the related Indebtedness does not exceed the cost of such Property and shall not be secured by any Property of the Company other than the Property so acquired; and provided further that the Lien securing such Indebtedness will be created within 365 days of the acquisition of the relevant Property; and (i) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as of a nature generally existing with respect to properties of similar character and which do not in a material way interfere with the value or use thereof or the Company’s business.

“Permitted Refinancing Indebtedness” means, with respect to any Person and on any date of determination, Indebtedness in an amount (as of the date that such Indebtedness is incurred) no less than the sum of the principal amount of Notes outstanding on such date, plus accrued and unpaid interest to the such date and any other amounts owed to the Secured Parties under the Financing Documents, the proceeds of which are applied on such date to the payment in full of such amounts.

“Permitted Subordinated Indebtedness” means, with respect to any Person, any unsecured Indebtedness of such Person that (a) is expressly subordinated in right of payment and liquidation to the Notes, (b) is subject to a first-priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (c) does not require or permit any cash payment of any obligation thereunder prior to its stated maturity, except to the extent and in the amount that the Company is permitted to make a Restricted Payment, and (d) does not mature prior to the date that is 180 days after the stated maturity of the Notes.

“Permitted Working Capital Indebtedness” means unsecured Indebtedness of the Company incurred to finance working capital and other general corporate purposes in an aggregate principal amount not to exceed $500,000 at any time.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Phase I Environmental Site Assessment” means a Phase I environmental site assessment with respect to the Project, issued by Stantec Consulting Services Inc., dated August 30, 2016.

“Placed in Service Date” means the date on which the Project was “placed in service” within the meaning of the Code and the Cash Grant Guidance.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title IV of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledge Agreement” means the Pledge Agreement, dated as of the Closing, between the Pledgor and the Collateral Agent.

“Pledgor” means ORPD, LLC, a Delaware limited liability company that is owned directly or indirectly by Ormat Nevada Inc. (63.25%) and Northleaf Geothermal Holdings LLC (36.75%).

“Power Purchase Agreement” means the Wild Rose Geothermal Energy Project Power Purchase Agreement, dated as of December 31, 2012, between the Company and the Power Purchaser, as amended, amended and restated, or otherwise modified through the date of this Agreement.

“Power Purchaser” means Southern California Public Power Authority, a joint powers agency and a public entity organized under the laws of the State of California.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Project” means the Don A. Campbell I Geothermal Energy Project, an approximately 20 MW geothermal power project in Mineral County, Nevada which achieved commercial operations in December 2013.

“Property,” “property,” or “Properties,” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a) (Source of Funds).

“PUHCA” means the Public Utility Holding Company Act of 2005 and FERC’s regulations promulgated thereunder.

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2 (Transfer and Exchange of Notes)), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 (Transfer and Exchange of Notes) shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QF” means a qualifying small power production facility pursuant to the Public Utility Regulatory Policies Act of 1978, as amended, and FERC’s regulations thereunder at 18 C.F.R. § 292.203.

“QPAM Exemption” is defined in Section 6.2(d) (Source of Funds).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Real Property Documents” means (a) the Company’s 50% undivided interest in (i) United States Department of the Interior Bureau of Land Management Offer to Lease and Lease for Geothermal Resources Serial No. NVN083929, effective October 1, 2007, (ii) United States Department of the Interior Bureau of Land Management Offer to Lease and Lease for Geothermal Resources Serial No. NVN083931, effective October 1, 2007, and (iii) United States Department of the Interior Bureau of Land Management Right-of-Way Grant/Temporary Use Permit Serial Number NVN-090685, effective March 29, 2013, each as amended, amended and restated, or otherwise modified through the date of this Agreement and (b)(i) United States Department of the Interior Bureau of Land Management Offer to Lease and Lease for Geothermal Resources Serial No. NVN083930, effective October 1, 2007, (ii) United States Department of the Interior Bureau of Land Management Offer to Lease and Lease for Geothermal Resources Serial No. NVN083932, effective October 1, 2007, and (iii) United States Department of the Interior Bureau of Land Management Site License NVN-83929, dated October 24, 2012.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into or onto the environment.

“Relevant Law” is defined in Section 22.10 (Patriot Act).

“Required Holders” means at any time on or after the Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payments” means (a) any dividend or other distribution by the Company (in cash, Property of the Company, securities, obligations, or other property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Company of, any portion of any membership interest in the Company and (b) all payments (in cash, Property of the Company, securities, obligations, or other property) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by the Company of, any Indebtedness owed to the Pledgor or any Affiliate thereof, including any Permitted Subordinated Indebtedness. For the avoidance of doubt, payments to the operator pursuant to the O&M Agreement or to any Affiliate of the Company pursuant to a Material Project Document or an agreement listed on Schedule 10.1 or as provided in the Operating Budget, each paid in accordance with the Deposit and Disbursement Agreement, are not Restricted Payments.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc.

“Scheduled Amortization Amount” means, with respect to each relevant Payment Date, the amount set forth on the Amortization Schedule in respect of such Payment Date, in each case, as adjusted from time to time as a result of any optional or mandatory prepayment of the Notes or other redemption or cancellation of the Notes, purchases of the Notes pursuant to an offer to purchase, or as otherwise permitted.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Obligations” means, collectively, without duplication: (i) all of the Company's Indebtedness, financial liabilities and obligations, of whatsoever nature and however evidenced (including, but not limited to, principal, interest, premium, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties in their capacity as such under the applicable Financing Document or any other agreement, document or instrument evidencing, securing or relating to such Indebtedness, financial liabilities or obligations, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements; (ii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (i) and (ii) above, after an Event of Default has occurred and is continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

“Secured Parties” means each holder of a Note, the Collateral Agent, and the Depositary.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Security Agreement” means the Security Agreement, dated as of the Closing, between the Company and the Collateral Agent.

“Security Documents” collectively means, (a) the Deposit and Disbursement Agreement, (b) the Security Agreement, (c) the Pledge Agreement, (d) the Mortgage, (e) any other mortgages, deeds of trust, security agreements, mandates, trust arrangements, pledge agreements or control agreements entered into after the Closing and of a similar nature relating to the Company or the financing contemplated by this offering, in each case for the benefit of the Secured Parties, and (f) all other security documents hereafter delivered to the Collateral Agent granting a Lien on any property of any Person to secure the obligations of under the Financing Documents.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Shared Facilities Agreement” means the Shared Facilities and Shared Premises Agreement, dated as of December 19, 2014, by and among ORNI 37 LLC, the Company, and Ormat Nevada Inc., as amended by that certain Amendment No. 1 to Shared Facilities and Shared Premises Agreement, dated as of April 30, 2015, as further amended by that certain Amendment No. 2 to Shared Facilities and Shared Premises Agreement, dated as of September 17, 2015.

“Solvent” means, with respect to the Company and the Pledgor, on a consolidated basis, that as of the date of determination, (a) the sum of the Company’s and the Pledgor’s, on a consolidated basis, liabilities (including contingent liabilities) does not exceed the present fair saleable value of the Company’s and the Pledgor’s, on a consolidated basis, present assets; (b) the Company’s and the Pledgor’s, on a consolidated basis, capital is not unreasonably small in relation to their business as contemplated on the Closing; and (c) the Company and the Pledgor, on a consolidated basis, have not incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise).

“Source” is defined in Section 6.2 (Source of Funds).

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Substitute Purchaser” is defined in Section 21 (Substitution of Purchaser).

“Survey” means an ALTA/ACSM land title survey depicting the real property and its boundaries, prepared by a professional land surveyor reasonably satisfactory to the Title Company so as to enable the issuance of the Title Policy.

“SVO” means the Securities Valuation Office of the NAIC.

“Super-Majority Holders” means at any time on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Title Policy” means an ALTA extended coverage policy of title insurance issued by the Title Company in an amount equal to $92,500,000, in form reasonably satisfactory to the Purchasers, and dated as of the Closing.

“Transaction Documents” means, collectively, the Material Project Documents and the Financing Documents.

“Transmission Provider” means Sierra Pacific Power Company d/b/a NV Energy.

“Transmission Service Agreement” means the Amended and Restated Service Agreement for Firm Point-to-Point Transmission Service, dated as of January 11, 2016, between the Transmission Provider and the Company, as amended, amended and restated, or otherwise modified through the date of this Agreement.

“UCC” means the Uniform Commercial Code, as in effect in the State of New York from time to time.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

SCHEDULE 1

[FORM OF NOTE]

ORNI 47 LLC

4.03% SENIOR SECURED NOTE DUE 2033

No. [●]	November 29, 2016
$[●]	PPN 68685# AA3

FOR VALUE RECEIVED, the undersigned, ORNI 47 LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to make to [●], or registered assigns, principal payments on this Note on the Payment Dates in the amounts set forth on the Amortization Schedule to the Note Purchase Agreement. The outstanding principal amount of this Note shall be payable no later than September 27, 2033 (the “Maturity Date”) unless the outstanding principal balance of this Note becomes due and payable at an earlier date pursuant to the Note Purchase Agreement, with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the rate of 4.03% per annum from the date hereof, payable quarterly, on each Payment Date, commencing with the first Payment Date occurring after the date of Closing, and on the Maturity Date and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to two percent (2%) above the rate of interest stated in clause (a).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of MUFG Union Bank, N.A., in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated November 29, 2016 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 (Confidential Information) of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 (Source of Funds) of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

The Notes are entitled to the benefits of certain collateral security held by MUFG Union Bank, N.A., or its successor at the time acting as Collateral Agent under the Note Purchase Agreement and under the other Security Documents.

SCHEDULE 1
(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

ORNI 47 LLC By: Ormat Nevada Inc., as the managing member of ORPD LLC, the managing member of the Company
By:
Name: Title:

SCHEDULE 1
(to Note Purchase Agreement)

SCHEDULE 4.4(a)

FORM OF OPINION OF NEW YORK COUNSEL
FOR THE COMPANY

1.     Each of the Company and the Pledgor (the “Opinion Parties”) is a limited liability company duly formed and in good standing and has a legal existence under the laws of the State of Delaware.

2.     Each Opinion Party has the power and authority as a limited liability company to enter into and to perform its obligations under the New York Documents to which it is a party and to consummate the transactions contemplated thereby, and to own and operate its assets as now owned by it and to conduct its business as now being conducted.

3.     The execution and delivery by each Opinion Parties of the New York Documents to which it is a party and the performance by each Opinion Party of its obligations thereunder have been authorized by all requisite limited liability company action on the part of such Opinion Party.

4.     Each of the New York Documents has been duly executed and delivered on behalf of the Opinion Parties party thereto.

5.     Each New York Document to which any Opinion Party is a party constitutes the legal, valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms.

6.     Neither the execution or delivery by any Opinion Party of the New York Documents to which it is a party nor the performance of its obligations thereunder nor the consummation by the Opinion Parties of the transactions contemplated thereby will violate any provision of its respective Organizational Documents.

7.     Neither the execution or delivery by any Opinion Party of the New York Documents to which it is a party nor the performance of its respective obligations thereunder nor the consummation by the Opinion Parties of the transactions contemplated thereby will violate, result in a breach of or a default under, or result in the creation of any lien upon the Opinion Parties’ assets (other than liens in favor of the Collateral Agent pursuant to the Security Documents), under, any Material Project Document.

8.     Neither the execution or delivery by any Opinion Party of the New York Documents to which it is a party nor the consummation by such Opinion Party of the transactions contemplated thereby will (a) require any consent, approval or authorization of, or any registration, declaration or filing with, the State of New York, the State of Delaware, or the United States of America, or any of their respective agencies (other than, with respect to the Opinion Parties, the filing of the Delaware Financing Statements in the DE SOS and similar filings or recordings which may be required in order to perfect the security interests created pursuant to the Security Documents, and, with respect to each Mortgage, the recording thereof as described in paragraph [ ] and [ ]) or (b) violate any statute or regulation of the State of New York, the State of Delaware or the United States of America applicable to the Opinion Parties and which in our experience is generally applicable to transactions in the nature of those contemplated by the New York Documents.

Schedule 4.4(a)
(to Note Purchase Agreement)

9.     Assuming the proceeds of the Notes are applied in the manner required by the Note Purchase Agreement, neither the issue and sale of such Fixed Rate Notes nor the application of such proceeds will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

10.     No Opinion Party is registered or required to register as an “investment company” under the Investment Company Act of 1940, as amended.

11.     No registration under the Securities Act of 1933, as amended (the “Act”), of the Notes is required in connection with the issue and sale of the Notes to the Purchasers on the date hereof under the circumstances contemplated by the Note Purchase Agreement and it is not necessary to qualify an indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), in each case assuming (a) that each such initial Purchaser is an “accredited investor” as defined in SEC Rule 501(a)(1), (2), (3) or (7), (b) the accuracy of each initial Purchaser’s representations in Article 6 of the Note Purchase Agreement and the Company’s representations contained in Section [ ] of the Note Purchase Agreement and (c) the due observance by the initial Purchasers of their agreements set forth in Article 6 of the Note Purchase Agreement.

12.     The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations, a security interest under the Uniform Commercial Code as in effect in the State of New York (the “NY UCC”) in the right, title and interest of the Company in the collateral described therein in respect of which a security interest may be created under Article 9 of the NY UCC (the “NY UCC Collateral”). Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the “DE UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Delaware Financing Statements in the DE SOS, the Collateral Agent will have a perfected security interest in the Company’s rights in that portion of the NY UCC Collateral that may be perfected by the filing of a financing statement under the DE UCC. The Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, as security for the Obligations, a security interest under the NY UCC in the right, title and interest of the Pledgor in the collateral described therein in respect of which a security interest may be created under Article 9 of the NY UCC (the “NY UCC Pledged Collateral”). Insofar as Article 9 of the DE UCC is applicable (without regard to conflict of laws principles), upon the filing of the Delaware Financing Statements in the DE SOS, the Collateral Agent will have a perfected security interest in the Pledgor’s rights in that portion of the NY UCC Pledged Collateral that may be perfected by the filing of a financing statement under the DE UCC.

13.     After giving effect to the delivery by the Pledgor to the Collateral Agent in pledge, within the State of New York, pursuant to the Pledge Agreement, of the certificates in registered form representing the membership interests in the Company identified in Schedule I to the Pledge Agreement (the “Pledged Interests”), accompanied by undated powers with respect thereto duly endorsed in blank by an effective endorsement, and assuming the continued possession of such certificate representing the Pledged Interests and such power by the Collateral Agent within the State of New York: (i) there has been created in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations, a security interest in the right, title and interest of the Pledgor in the Pledged Interests pursuant to the Pledge Agreement to the extent that a security interest therein may be created under the NY UCC; (ii) such security interest has been perfected, with the consequences of perfection by control with respect to the Pledged Interests accorded by NY UCC; and (iii) assuming that the Collateral Agent has not taken and is not retaining such certificates and such powers on behalf of any other Person (other than the Secured Parties), such security interest in the Pledged Interests is prior to any other security interest therein created under the NY UCC.

Schedule 4.4(a)
(to Note Purchase Agreement)

14.     Assuming (i) the Depositary is a “securities intermediary” within the meaning of Section 9-102(a)(14) of the NY UCC with respect to the Collateral Accounts and (ii) the Collateral Accounts constitute “securities accounts” within the meaning of Section 8-501 of the NY UCC, the Deposit and Disbursement Agreement is effective to create a perfected security interest under the NY UCC in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations, in the Collateral Accounts and in all security entitlements (as defined in Section 8-102(a)(17) of the NY UCC) with respect to all financial assets (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Collateral Accounts from time to time.

15.     The Company is a “public utility” under the FPA. Pursuant to 18 C.F.R. § 292.203, the facilities owned by the Company qualify as a qualifying small power production facility (“QF”) under PURPA pursuant to the filing made by the Company at FERC of a notice of self-certification to be a QF, which pursuant to 18 C.F.R. § 292.601(c), entitles the Company to certain exemptions from regulation under the FPA as specified in such regulation.

16.     The Company is subject to Section 205 of the FPA regarding sales of energy or capacity and rates applicable to such sales, and has received authority to charge market-based rates, as well as related authority generally sought and received in connection with the receipt of the authority to charge market-based rates. .

17.     The Company is an “electric utility company” under PUHCA and is subject to the compliance requirements applicable to a QF.

18.     On the date hereof, the Pledgor is a “holding company” under PUHCA solely as a result of its direct ownership interests in the Company and is subject to any compliance requirements applicable under PUHCA to a “holding company” of QFs.

19.     Other than for the approvals set forth in [Annex B], no consent, authorization or approval from FERC under the FPA or PUHCA is required to be obtained by the Company or the Pledgor with respect to entering into the transactions contemplated by the Financing Documents as of the date hereof

Schedule 4.4(a)
(to Note Purchase Agreement)

20.     The execution and delivery by the Company or the Pledgor of the Financing Documents to which it is a party, and the performance as of the Closing Date by the Company or the Pledgor of the Financing Documents to which it is a party, do not violate PUHCA or the FPA.

21.     None of the Secured Parties or any of their respective “affiliates” (as defined in Section 1262(1) of PUHCA) will, solely by virtue of the Opinion Parties' ownership or operation of the Projects, the sale or transmission of electricity therefrom or entering into the Financing Documents, be or become subject to, or not exempt from, regulation under PUHCA or the FPA, except that, (a) because the Pledgor is a “holding company” under Section 203(a)(2) of the FPA, if a Secured Party is otherwise a “holding company” as defined in PUHCA, the purchase, acquisition or taking by such Secured Party of a security (as defined in Section 3(16) of the FPA) in, or issued by the Company may be subject to Section 203(a) of the FPA (however, such Secured Party may be eligible for a blanket authorization granted pursuant to 18 C.F.R. § 33.1(c) of FERC's regulations, if such acquisition meets the criteria of a blanket authorization), (b) upon exercise by the Secured Parties of certain remedies allowed under the Financing Documents, the Secured Parties and their “affiliates” (as that term is defined in Section 1262(1) of PUHCA) may become subject to regulation under the FPA or PUHCA, unless an exemption or exception applies, to the extent such entity becomes an owner or operator of, or controls, the Opinion Parties or any of the Projects, and (c) the exercise of any remedy provided for in the Financing Documents by a Secured Party or any of its successors or assigns may require prior FERC approval under Section 203 of the FPA.

Schedule 4.4(a)
(to Note Purchase Agreement)

SCHEDULE 4.4(b)

FORM OF OPINION OF NEVADA COUNSEL
FOR THE COMPANY

1.     Each Mortgage is in a form acceptable for recording in the Official Records of Mineral County, Nevada (the “Real Property Records”) and sufficient to create a valid lien on the real property described therein in favor of the trustee thereunder for the benefit of the Collateral Agent, as beneficiary, and to constitute a “fixture filing” under the Uniform Commercial Code as in effect in the State of Nevada (the “Nevada UCC”) with respect to the right, title and interest of the grantor thereunder in those items of property described therein which, under the Nevada UCC, constitute fixtures in respect of which a security interest may be created under the Nevada UCC (“Fixtures”). Upon proper recordation of each Mortgage in the Real Property Records, such Mortgage will provide constructive notice of the lien created by such Mortgage to third parties and will be effective to perfect a security interest in that portion of the Fixtures described therein in which a security interest may be perfected by such fixture filing under Article 9 of the Nevada UCC.

2.     The Assignment of Rents and Leases set forth in Article [ ] of each Mortgage is, to the extent that the Rents (as defined in such Mortgage) constitute “rents, issues or profits” within the meaning of [ ], in a form sufficient to create in favor of the Collateral Agent a security interest in such Rents derived from the real property described in such Mortgage (the “Subject Rents”). Each Mortgage, once recorded in the Real Property Records, will provide constructive notice of the security interest in the Subject Rents created thereby. Our opinion set forth in this paragraph 2 with respect to the Subject Rents assumes that such Subject Rents include only those rents, issues and profits that are due to the Company under valid leases and are unpaid and uncollected by the Company.

3.     No mortgage tax, stamp tax, intangible tax, documentary tax, recording tax or similar governmental tax, fee or charge (other than nominal per page or per document filing and recording fees) is required to be paid in the State of Nevada in connection with the execution, delivery, filing or recording of each Mortgage.

4.     Neither the execution or delivery by any Opinion Party of the Financing Documents to which it is a party nor the consummation by such Opinion Party of the transactions contemplated thereby will (a) require any consent, approval or authorization of, or any registration, declaration or filing with, the State of Nevada, or any of its respective agencies (other than, with respect to each Mortgage, the recording thereof as described in paragraph [ ] and [ ]) or (b) violate any statute or regulation of the State of Nevada applicable to the Opinion Parties and which in our experience is generally applicable to transactions in the nature of those contemplated by the Financing Documents.

Schedule 4.4(b)
(to Note Purchase Agreement)

5.     Neither the Company nor the Pledgor is subject to regulation as a "public utility" or an "electrical corporation" or an "electric utility" or any equivalent entity under Nevada Regulatory Laws governing such entities.

6.     None of the Secured Parties or any such Person's respective Affiliates, solely by virtue of the execution, delivery and performance of, or the consummation of the transactions contemplated by, the Financing Documents, shall be or become subject to regulation as a "public utility" or an "electrical corporation" or an "electrical utility" or any equivalent entity under Nevada Regulatory Laws governing such entities

Schedule 4.4(b)
(to Note Purchase Agreement)

SCHEDULE 5.3

DISCLOSURE MATERIALS

Charter Documents and Others

●	Ornament - ORNI 47 - Amended and Restated LLC Agreement Transfer Documents

●	ORNI 47 - Membership Interest certificate (ORPD)

●	ORNI 47 - Certificate Of Formation

●	ORNI 47 - LLC Agreement

●	ORNI 47 - Amended and Restated LLC Agreement

●	ORNI 47 - Amendment to LLC Agreement

●	ORPD - LLC Agreement

●	ORPD - Amended and Restated LLC Agreement

●	ORPD - Delaware Formation Certificate

Consultant Reports

●	Geotechnical Report (October 23, 2012) - Black Eagle Consulting Inc.: Design-Level Geotechnical Investigation of Wild Rose Geothermal Power Plant

●	Environmental Site Assessment (August 30, 2016) - Stantec: Phase I Environmental Site Assessment - Don A. Campbell Geothermal Facility

●	Geothermal Report (August 11, 2016) - GeothermEx: Resource Review of Don A. Campbell Geothermal Project, Mineral County, Nevada

●	Independent Engineer’s Report (August 23, 2016) - Luminate: Don A. Campbell Phase I Geothermal Power Project Independent Engineer’s Report

●	Independent Engineer’s Report (October 28, 2016) - Luminate: Don A. Campbell Phase I Geothermal Power Project Independent Engineer’s Report

●	Redline of October 28 Independent Engineer’s Report to August 23 Independent Engineer’s Report

●	Independent Engineer’s Report (November 8, 2016) - Luminate: Don A. Campbell Phase I Geothermal Power Project Independent Engineer’s Report

●	Redline of November 8 Independent Engineer’s Report to October 28 Independent Engineer’s Report

●	Insurance Report (October 26, 2016) – Moore McNeil: Draft Insurance Due Diligence Summary – Don A. Campbell Geothermal Phase 1 (ORNI 47)

●	Insurance Report (November 13, 2016) – Moore McNeil: Draft Insurance Due Diligence Summary – Don A. Campbell Geothermal Phase 1 (ORNI 47)

●	Redline of October 26 Insurance Report to November 13 Insurance Report

Schedule 5.3
(to Note Purchase Agreement)

EPC

●	EPC Contract

o	Exhibit A - Scope of Work

o	Exhibit C - Performance Tests and Correction Curves

o	Exhibit D – Warranty Claim Procedures

o	Exhibit E – Work Schedule

o	Exhibit H – Forms of Lien Waivers

Leases & ALTA

●	Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources - Approved Assignment ORNI 47 ORNI 37

●	Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources - Approved Assignment of Lease NV-83929

●	US Department of Interior, Bureau of Land Management - Approved Participating Area

●	Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources - BLM Assign ORNI 47-ORNI 37

●	Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources - Lease 29 Assignment ONI to ORNI 47

●	Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources - Lease 29 Assignment ORNI 47 to ORNI 37

●	Lease 29

●	Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources - Lease 31 Assignment ONI to ORNI 47

●	Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources - Lease 31 Assignment ORNI 47 to ORNI 37

●	Lease 31

●	US Department of Interior, Bureau of Land Management - N-90685 - ORNI 37 LLC Assignment Approval Letter

●	US Department of Interior, Bureau of Land Management - Right-of-way N-90685 Assignment ORNI 47 to ORNI 37

●	US Department of Interior, Bureau of Land Management - Right-of-way N-90685 Amendment

●	ALTA

o	Don A. Campbell 2014 ALTA - Sheet1

o	Don A. Campbell 2014 ALTA - Sheet2

o	Don A. Campbell 2014 ALTA - Sheet3

o	Don A. Campbell 2014 ALTA - Sheet4

o	Don A. Campbell 2014 ALTA - Sheet5

o	Don A. Campbell 2014 ALTA - Sheet6

o	Don A. Campbell 2014 ALTA - Sheet7

o	Don A. Campbell 2014 ALTA - Sheet8

Schedule 4.4(b)
(to Note Purchase Agreement)

LGIA

●	Large Generator Interconnection Co-Tenancy Agreement (Dated)

●	Large Generator Interconnection Co-Tenancy Agreement (Undated)

●	First Amended and Restated Standard LGIA

●	Second Amended and Restated Standard LGIA

O&M Agreement

●	O&M Agreement

●	Amendment No 1 to O&M Agreement

Operating Agreement

●	Operating Agreement

Access to Equipment Agreement

●	Access to Equipment Agreement

Shared Facilities Agreement

●	Shared Facilities and Shared Premises Agreement (Dated)

●	Shared Facilities and Shared Premises Agreement (Undated)

●	Amendment No. 1 to Shared Facilities and Shared Premises Agreement

●	Amendment No. 2 to Shared Facilities and Shared Premises Agreement

Transmission Service Agreement

●	Transmission Service Agreement

●	Amended and Restated Transmission Service Agreement

Power Purchase Agreement

●	Wild Rose Geothermal Energy Project Power Purchase Agreement

●	Letter of Credit: SCPPA- DAC Letter of Credit by Citibank

●	DAC 1 Power Purchase Agreement - Commercial Operation Date Notice

Property Tax

●	Don A Campbell - Property Tax Abatement Agreement

●	Ormat NV PT 2014 Don Campbell Assessment

●	Ormat NV PT 2016 ORNI 47 Nevada Assessment

Regulation Documents

●	CEC Certification

●	CEC Pre Certification - RPS-1B and 1B S3 Certificate (Wild Rose)

Schedule 4.4(b)
(to Note Purchase Agreement)

●	Nevada Power Company Offer of Settlement and Settlement Agreement

●	Wild Rose FERC QF13-573 Confirmation

Financial Statements

●	ORNI 47 Financial Statements for 2015 (Signed)

●	ORNI 47 Financial Statements for Q2 2016

Financial Model

●	DAC I Financial Model (November 7, 2016)

Offering Material:

●	ORNI 47 Cover Letter

●	Private Placement Memo

●	Investor Presentation

●	KBRA Rating Letter

Financing Documents:

●	Draft of Note Purchase Agreement dated as of October 13, 2016

●	Redline of Note Purchase Agreement to Model Form

●	Draft of Deposit and Disbursement Agreement dated as of October 26, 2016

●	Draft of Pledge Agreement dated as of October 24, 2016

●	Draft of Security Agreement dates as of October 24, 2016

Schedule 4.4(b)
(to Note Purchase Agreement)

SCHEDULE 5.5

FINCANCIAL STATEMENTS

1.	ORNI 47 LLC Audited Financial Statements as of December 31, 2015 and for the Year Ended December 31, 2015.

2.	ORNI 47 LLC Second Quarter Financial Statements as June 30, 2016.

Schedule 5.5
(to Note Purchase Agreement)

SCHEDULE 5.15

EXISTING INDEBTEDNESS OF THE COMPANY

None.

Schedule 5.15
(to Note Purchase Agreement)

SCHEDULE 10.1

TRANSACTIONS WITH AFFILIATES

1.

Operation and Maintenance Agreement between ORNI 47 LLC and Ormat Nevada Inc., dated December 6, 2013, as amended by that certain Amendment No. 1 to Operation and Maintenance Agreement, dated April 30, 2015, as further amended by that certain Amendment No. 2 to Operation and Maintenance Agreement, effective as of November 21, 2016.

2.	Operating Agreement, by and among ORNI 47 LLC, ORNI 37 LLC, and Southern California Public Power Authority, dated as of December 18, 2014.

3.

First Amended and Restated Standard Large Generator Interconnection Agreement (Service Agreement # 12-00059), by and among ORNI 47 LLC, ORNI 37 LLC, and Sierra Pacific Power Company d/b/a NV Energy, dated as of December 23, 2014, as amended and restated by that certain Second Amended and Restated Standard Large Generator Interconnection Agreement (Service Agreement #12-00059), dated as of April 11, 2016.

4.	Large Generator Interconnection Co-Tenancy Agreement, by and among ORNI 47 LLC, ORNI 37 LLC, and Ormat Nevada Inc., dated as of December 19, 2014.

5.

Shared Facilities and Shared Premises Agreement, by and among ORNI 47 LLC, ORNI 37 LLC, and Ormat Nevada Inc., dated as of December 19, 2014, as amended by that certain Amendment No. 1 to Shared Facilities and Shared Premises Agreement, dated as of April 30, 2015, as further amended by that certain Amendment No. 2 to Shared Facilities and Shared Premises Agreement, effective as of September 17, 2015.

6.

Offer to Lease and Lease for Geothermal Resources, Lease Serial No. NVN-083929, dated effective October 1, 2007, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada Inc., as lessee; as assigned to ORNI 47 LLC by Assignment dated effective January 1, 2011; and as further assigned to ORNI 37 LLC by Assignment dated effective February 1, 2015.

7.

Offer to Lease and Lease for Geothermal Resources, Lease Serial No. NVN-083930, dated effective October 1, 2007, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada Inc., as lessee; as assigned to ORNI 47 LLC by Assignment dated effective January 1, 2011.

8.

Offer to Lease and Lease for Geothermal Resources, Lease Serial No. NVN-083931, dated effective October 1, 2007, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada Inc., as lessee; as assigned to ORNI 47 LLC by Assignment dated effective January 1, 2011; and as further assigned to ORNI 37 LLC by Assignment dated effective February 1, 2015.

9.

Offer to Lease and Lease for Geothermal Resources, Lease Serial No. NVN-083932, dated effective October 1, 2007, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada Inc., as lessee; as assigned to ORNI 47 LLC by Assignment dated effective January 1, 2011.

Schedule 10.1
(to Note Purchase Agreement)

10.

BLM Right-of-Way Grant, Serial No. NVN-090685, issued March 29, 2013, granted to ORNI 47 by United States of America through the Bureau of Land Management, a 50% undivided interest of which was subsequently assigned to ORNI 37 LLC.

11.	BLM Site License NVN-83929, dated October 24, 2012, granted to ORNI 47 by United States of America through the Bureau of Land Management.

12.	Cash Grant Recapture Indemnity Agreement between Ormat Nevada Inc. and MUFG Union Bank, N.A., dated on or about November 29, 2016.

13.

Consent and Agreement, by and among ORNI 47 LLC, Ormat Nevada Inc., ORNI 37 LLC and MUFG Union Bank, N.A., dated on or about November 29, 2016 (with respect to that certain Shared Facilities and Shared Premises Agreement, dated as of December 19, 2014).

14.

Consent and Agreement, by and among ORNI 47 LLC, Ormat Nevada Inc., ORNI 37 LLC and MUFG Union Bank, N.A., dated on or about November 29, 2016 (with respect to that certain Large Generator Interconnection Co-Tenancy Agreement, dated as of December 19, 2014).

15.

Consent and Agreement, by and among ORNI 47 LLC, ORNI 37 LLC and MUFG Union Bank, N.A., dated on or about November 29, 2016 (with respect to that certain Second Amended and Restated Standard Large Generator Interconnection Agreement, dated as of April 11, 2016).

16.

Consent and Agreement, by and among ORNI 47 LLC, ORNI 37 LLC and MUFG Union Bank, N.A., dated on or about November 29, 2016 (with respect to that certain Operating Agreement, dated as of December 18, 2014).

17.

Consent and Agreement, by and among ORNI 47 LLC, Ormat Nevada Inc. and MUFG Union Bank, N.A., dated on or about November 29, 2016 (with respect to that certain Operation and Maintenance Agreement, dated December 6, 2013).

Schedule 10.1
(to Note Purchase Agreement)

PURCHASER SCHEDULE

ORNI 47 LLC
6225 Neil Road
Reno, Nevada 89511

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of notes to be purchased

MUNICH REINSURANCE AMERICA, INC.	$50,000,000

(1)	All payments by wire transfer of immediately available funds to:

State Street Bank & Trust, Kansas City ABA#: 011000028 Account Number: 10191401 Account Name: Munich Reinsurance America Inc. Reference: MRAm Fund EQGH / PPN 68685# AA3

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made. All notices of payments and written confirmations of such wire transfers:

(2)	Address for notice related to payments:

Munich Reinsurance America, Inc. 555 College Road East Princeton, New Jersey 08543 Attention: John Parisen Phone: 1 (609) 243-4568 Fax: 609-243-5575 Email: jparisen@munichreamerica.com

MEAG MUNICH ERGO AssetManagement GmbH

Oskar-von-Miller-Ring 18

80333 Munich, Germany

Attention: Renewable Energy and New Technologies

Phone: +49 89 2489 2752

Fax: +49 89 2489 11 2752

Email: rent@meag.com

Email: p0050003143@meag.com

Purchaser Schedule
(to Note Purchase Agreement)

(3)	Address for all other communications:

MEAG MUNICH ERGO AssetManagement GmbH

Oskar-von-Miller-Ring 18

80333 Munich, Germany

Attention: Renewable Energy and New Technologies

Phone: +49 89 2489 2752

Fax: +49 89 2489 11 2752

Email: rent@meag.com

Email: p0050003143@meag.com

Munich Reinsurance America Inc. 555 College Road EAST Princeton, New Jersey 08543 Attention: Ghina Sidani Phone: 1 (609) 243-4302 Fax: 1 (609) 243-5575 Email: gsidani@munichreamerica.com

(4)	Physical Delivery of Notes:

Munich Reinsurance America Inc. 555 College Road EAST Princeton, New Jersey 08543 Attention: Ig Rivera Phone: 1 (609) 243-8769 Fax: 1 (609) 243-4992 Email: irivera@munichreamerica.com

With a copy to:

MEAG MUNICH ERGO AssetManagement GmbH

Oskar-von-Miller-Ring 18

80333 Munich, Germany

Attention: Renewable Energy and New Technologies

Phone: +49 89 2489 2752

Fax: +49 89 2489 11 2752

Email: rent@meag.com

Email: p0050003143@meag.com

Each cover letter accompanying the above Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser.

(5)	U.S. Tax Identification Number: 13-4924125

Purchaser Schedule
(to Note Purchase Agreement)

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of notes to be purchased

MUNICH AMERICAN REASSURANCE COMPANY	$42,500,000

(1)	All payments by wire transfer of immediately available funds to:

State Street Bank & Trust, Kansas City ABA#: 011000028 Account Number: 1069-002-2 Account Name: MARC Infrastructure Debt Reference: MARC Fund EQGM / PPN 68685# AA3

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made. All notices of payments and written confirmations of such wire transfers:

(2)	Address for notice related to payments:

Munich American Reassurance Company 56 Perimeter Ctr E Atlanta, GA 30346 Attention: Jennifer Engel Phone: (770) 350-3263 Email: jengel@munichre.com

Munich American Reassurance Company 56 Perimeter Ctr E Atlanta, GA 30346 Attention: Patricia Clower Phone: (770) 350-3204 Email: pclower@munichre.com

Munich American Reassurance Company 56 Perimeter Ctr E Atlanta, GA 30346 Attention: Becky Cahill Phone: (770) 350-3236 Email: rcahill@munichre.com

MEAG MUNICH ERGO AssetManagement GmbH

Oskar-von-Miller-Ring 18

80333 Munich, Germany

Attention: Renewable Energy and New Technologies

Phone: +49 89 2489 2752

Fax: +49 89 2489 11 2752

Email: rent@meag.com

Email: p0050003143@meag.com

Purchaser Schedule
(to Note Purchase Agreement)

(3)	Address for all other communications:

MEAG MUNICH ERGO AssetManagement GmbH

Oskar-von-Miller-Ring 18

80333 Munich, Germany

Attention: Renewable Energy and New Technologies

Phone: +49 89 2489 2752

Fax: +49 89 2489 11 2752

Email: rent@meag.com

Email: p0050003143@meag.com

Munich American Reassurance Company 56 Perimeter Ctr E Atlanta, GA 30346 Attention: Becky Cahill Phone: (770) 350-3236 Email: rcahill@munichre.com

Munich American Reassurance Company 56 Perimeter Ctr E Atlanta, GA 30346 Attention: Jennifer Roberts Phone: (770) 350-3203 Email: jroberts@munichre.com

(4)	Physical Delivery of Notes:

Munich American Reassurance Company 56 Perimeter Ctr E Atlanta, GA 30346 Attention: Jennifer Engel Phone: (770) 350-3263 Email: jengel@munichre.com

With a copy to:

MEAG MUNICH ERGO AssetManagement GmbH

Oskar-von-Miller-Ring 18

80333 Munich, Germany

Attention: Renewable Energy and New Technologies

Phone: +49 89 2489 2752

Fax: +49 89 2489 11 2752

Email: rent@meag.com

Email: p0050003143@meag.com

Each cover letter accompanying the above Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser.

(5)	U.S. Tax Identification Number: 58-0828824

Purchaser Schedule
(to Note Purchase Agreement)

AMORTIZATION SCHEDULE

SCHEDULED PRINCIPAL PAYMENT AMOUNTS

Payment Date	Amount	Payment Date	Amount
December 27, 2016	138,750	March 27, 2021	1,623,596
March 27, 2017	1,542,372	June 27, 2021	1,468,628
June 27, 2017	617,207	September 27, 2021	683,271
September 27, 2017	556,775	December 27, 2021	1,406,740
December 27, 2017	1,305,433	March 27, 2022	1,632,916
March 27, 2018	1,598,714	June 27, 2022	1,480,507
June 27, 2018	1,436,089	September 27, 2022	706,780
September 27, 2018	615,811	December 27, 2022	1,420,177
December 27, 2018	1,369,581	March 27, 2023	1,642,784
March 27, 2019	1,606,515	June 27, 2023	1,492,937
June 27, 2019	1,446,440	September 27, 2023	730,834
September 27, 2019	637,807	December 27, 2023	1,434,176
December 27, 2019	1,381,462	March 27, 2024	1,601,264
March 27, 2020	1,614,802	June 27, 2024	1,456,611
June 27, 2020	1,457,280	September 27, 2024	720,354
September 27, 2020	660,287	December 27, 2024	1,400,116
December 27, 2020	1,393,842	March 27, 2025	1,633,086

Amortization Schedule
(to Note Purchase Agreement)

Payment Date	Amount	Payment Date	Amount
June 27, 2025	1,489,836	September 27, 2029	927,291
September 27, 2025	758,971	December 27, 2029	1,586,460
December 27, 2025	1,434,593	March 27, 2030	1,827,302
March 27, 2026	1,666,208	June 27, 2030	1,690,553
June 27, 2026	1,524,375	September 27, 2030	982,933
September 27, 2026	798,920	December 27, 2030	1,641,805
December 27, 2026	1,470,411	March 27, 2031	1,882,764
March 27, 2027	1,700,682	June 27, 2031	1,746,782
June 27, 2027	1,560,281	September 27, 2031	1,040,700
September 27, 2027	840,252	December 27, 2031	1,699,284
December 27, 2027	1,507,624	March 27, 2032	1,940,373
March 27, 2028	1,736,562	June 27, 2032	1,805,183
June 27, 2028	1,597,609	September 27, 2032	1,100,676
September 27, 2028	883,023	December 27, 2032	1,758,981
December 27, 2028	1,546,288	March 27, 2033	2,000,217
March 27, 2029	1,773,906	June 27, 2033	1,865,844
June 27, 2029	1,636,414	September 27, 2033	1,162,949

Amortization Schedule
(to Note Purchase Agreement)

EXHIBIT A

OFFICER'S CERTIFICATE

[●], 20[●]

Reference is made to the Note Purchase Agreement, dated as of [●], 2016 by and among ORNI 47 LLC, a Delaware limited liability company (the "Company"), the respective purchasers named therein (the "Purchasers"), and MUFG Union Bank, N.A., as collateral agent for the holders of the Notes (the “Collateral Agent”), as amended through the date hereof (the “Note Purchase Agreement”). Unless otherwise stated, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement and, if not defined therein, in the Deposit and Disbursement Agreement.

Pursuant to Section 7.2 of the Note Purchase Agreement, I, [●], a Senior Financial Officer of the Company, hereby certify the following:

1.	Attached hereto as Exhibit I are true, accurate and complete copies of the [insert: the applicable quarterly or annual period] financial statements of the Company.

2.

Attached hereto as Exhibit II are true, accurate and complete copies of Operating Statements regarding the operation and performance of the Project for the period commencing January 1, 20[●] and ending [insert: the last date of the applicable quarterly period]. The aggregate expenses reflected do not exceed the Operating Budget for the elapsed portion of the year to date.

3.

[I have reviewed the relevant terms in the Note Purchase Agreement and have made, or caused to be made under my supervision, a review of the transactions and conditions of the Company from the beginning of [insert: the quarterly or annual period covered by the statements being furnished] to the date hereof, and to my knowledge, (i) [no Default or event of Default has occurred and is continuing]/[insert: if any Default or Event of Default occurred or is continuing (including any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto], and (ii) the Debt Service Coverage Ratio set forth in Exhibit III (A) has met or exceeded 1.20:1.0 [for the last four fiscal quarters preceding the Distribution Date taken as a single accounting period][1] [for a period commencing on the first day of the month immediately following the Closing and ending on the Distribution Date taken as a single accounting period][2] and (B) based on reasonable assumptions consistent with the historical operation of the Project and calculated in good faith giving effect to the distribution requested on the date hereof, meets or exceeds 1.20:1.0 [for the immediately succeeding four fiscal quarters following the month in which the Distribution Date occurs][3] [for a period commencing on the first day of the month immediately following the month in which the Quarterly Payment Date relating to such Distribution Date occurs and ending on the Maturity Date][4].][5]

4.

[The sum of the funds on deposit in the Debt Service Reserve Account and/or any Acceptable Guaranty and/or the Drawing Amount under any Debt Service Reserve Letter of Credit is at least equal to the Debt Service Reserve Account Minimum Balance.][6]

 [Remainder of page intentionally left blank. Signature page to follow]

1 With respect to any Distribution Date occurring after the first anniversary of the Closing.

2 With respect to any Distribution Date occurring before the first anniversary of the Closing.

3 espect to any Distribution Date occurring before the last twelve months immediately prior to the Maturity Date.

4 With respect to any Distribution Date occurring within twelve months immediately prior to the Maturity Date.

5 Clause (3) to be included only in the event that the Company is making a Restricted Payment.

6 Clause (4) to be included only in the event that the Company is making a Restricted Payment.

EXHIBIT A
(to Note Purchase Agreement)

IN WITNESS WHEREOF, the undersigned sets its name to this Officer’s Certificate on this [●] of [●] 20[●].

ORNI 47 LLC
By: Ormat Nevada Inc.,
as the managing member of ORPD LLC, the managing member of the Company

By:
Name:
Title:

EXHIBIT A
(to Note Purchase Agreement)

Exhibit I

Financial Statements

(See Attached)

EXHIBIT A
(to Note Purchase Agreement)

Exhibit II

Operating Statements

(See Attached)

EXHIBIT A
(to Note Purchase Agreement)

Exhibit III

Debt Service Coverage Ratio

Don A Campbell phase 1 (ORNI 47 LLC)

Debt Service Coverage Ratio
Actuals for the last four fiscal quarters ended [•], [•], [•] and [•]

Cash Flow Available for Debt Service	Actuals
Cash Earnings and Cash Revenues Received*	
Less	
Cash Operating and Maintenance Expanses**	
Fees, Costs, Charges and any other amounts paid to the Secured Parties***	
Total	
Debt Service	
Interest	
Principle According to Amortization Schedule	
Total	
Debt Service Cover Ratio (DSCR) - Last four fiscal quarters	
(Minimum DSCR for Distribution is 1.20:1.00)	

*Including any business interruption insurance proceeds
**Excluding any costs paid from Major Maintenance Reserve Account funds
***Other than Debt Service

Debt Service Coverage Ratio
Projected for the immediately succeeding four fiscal quarters which will end [•], [•], [•] and [•]

Cash Flow Available for Debt Service	Actuals
Cash Earnings and Cash Revenues projected to be Received*	
Less	
Projected Cash Operating and Maintenance Expanses**	
Projected Fees, Costs, Charges and any other amounts due to the Secured Parties***	
Total	
Debt Service	
Projected Interest	
Projected Principle According to Amortization Schedule	
Total	
Debt Service Cover Ratio (DSCR) - Immediately succeeding four fiscal quarters	
(Minimum DSCR for Distribution is 1.20:1.00)	

*Including any business interruption insurance proceeds
**Excluding any costs which shall be paid from Major Maintenance Reserve Account funds
***Other than Debt Service

EXHIBIT A
(to Note Purchase Agreement)

EXHIBIT B

OPERATING BUDGET

From : January 1st [____]	To: December 31st [____]

(In US$ thousands)	[____] OPERATING BUDGET (*)
	Annual¹	Comments
1. O&M
1.1 Fixed O&M	$ [____]	According to O&M Agreement
1.2 Variable O&M	$ [____]
1.3 Other O&M.	$ [____]
Total O&M	$ [____]

2. Miscellaneous
2.1 Royalties	$ [____]	For BLM
2.2 Wheeling Fee	$ [____]
2.3 Insurance	$ [____]
Total Variable Costs Budget	$ [____]

3. Wellfield Maintenance / Capex
3.1 Wellfield maintenance	$ [____]
3.2 CapEx	$ [____]
3.3 Misc.(**)	$ [____]
Total Wellfield Maintenance / Capex	$ [____]

4. Taxes
4.1 Property Tax	$ [____]
5. TOTAL OPERATING BUDGET FOR PERIOD	$ [____]

Exhibit B
(to Note Purchase Agreement)

(1) The Operating Budget above is not necessarily evenly spread across the months within the year.
(*) The Operating Budget excludes expenses funded by the MMRA, deposits to reserve accounts, interest on debtor accounts (if any), and hedging costs (if any).
(**) If miscellaneous amount exceeds twenty percent (20%) of total Wellfield Maintenance/Capex Amount, such costs should be further broken-down by category.

Exhibit B
(to Note Purchase Agreement)

EXHIBIT C

FORM OF 2017 OPERATING BUDGET

From: January 1st 2017	To: December 31st 2017

(In US$ thousands)	2017 OPERATING BUDGET (*)

	Annual¹	Comments
1. O&M
1.1 Fixed O&M	$ 1,100
1.2 Variable O&M	$ 700
1.3 Other O&M	$ 150
Total O&M	$ 1,950

2. Miscellaneous
2.1 Royalties	$ 295	For BLM
2.2 Wheeling Fee	$ 1,085
2.3 Insurance	$ 135
Total Variable Costs Budget	$ 1,515

3. Wellfield Maintenance / Capex
3.1 Wellfield maintenance	$ 20
3.2 CapEx	$ 500	Inc. Condenser Upgrade on May 2017
3.3 Misc.(**)	$ -
Total Wellfield Maintenance / Capex	$ 520

4. Taxes
4.1 Property Tax	$ 445

5. TOTAL OPERATING BUDGET FOR PERIOD	$ 4,430

Exhibit C
(to Note Purchase Agreement)

(1) The Annual Operating Budget above is not necessarily evenly spread across the months within the year.

(*) The Budget Excludes: expenses funded by the MMRA, deposits to reserve accounts, interest on debtor accounts (if any) and hedging costs (if any).

(**) If miscellaneous amount exceeds twenty percent (20%) of total Wellfield Maintenance / Capex Amount, such costs should be further broken-down by category.

Exhibit C
(to Note Purchase Agreement)

EXHIBIT D

FORM OF MORTGAGE

APN#

Recording Requested by:

Name:

Address:

City/State/Zip:

When Recorded Mail to:

Name:

Address:

City/State/Zip:

Mail Tax Statement to:

Name:

Address:

City/State/Zip:

(Title of Document)

Please complete Affirmation Statement Below:

☐ I the undersigned hereby affirm that the attached document, including any exhibits, hereby submitted for recording does not contain the personal information of any person or persons. (Per NRS 239B.030)

- OR -
☐ I the undersigned hereby affirm that the attached document, including any exhibits, hereby submitted for recording does contain the personal information of a person as required by law:
(State specific law)

Signature	Title

Printed Name

This page added to provide additional information required by NRS 111.312 Sections 1-2 and NRS 239B.030 Section 4.

This cover page must be typed or printed in black ink.                                                                                                                                                                                            (Additional recording fee applies)

Exhibit D
(to Note Purchase Agreement)

APNs:

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Greenberg Traurig, LLP

Met Life Building

200 Park Avenue

New York, NY 10166

Attention: Nathan Limpert

(Space Above For Recorder’s Use)

LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
(With Assignment of Leases and Rents)

THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER THE COMMERCIAL CODE AS ADOPTED IN THE STATE OF NEVADA.

THIS LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (With Assignment of Leases and Rents) (as it may be amended, modified, extended, renewed, restated, or supplemented from time to time, the “Deed of Trust”) is made as of _______, 2016 by ORNI 47 LLC, a Delaware limited liability company, as trustor, (“Trustor”), whose mailing address is 6225 Neil Road, Reno, Nevada 89511, to [_______ Title Company, a _____________,] as trustee (“Trustee”), whose mailing address is [_________________________________], for the benefit of MUFG Union Bank, N.A., in its capacity as Collateral Agent for the Secured Parties (as defined in the Note Purchase Agreement), as beneficiaries, (collectively, the “Beneficiary”), whose respective mailing addresses are set forth in Section 5.5 hereof.

FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Trustor hereby irrevocably grants, bargains, sells, transfers, conveys and assigns to Trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION SUBJECT TO THE TERMS AND CONDITIONS SET FORTH BELOW, for the benefit and security of Beneficiary, all of Trustor’s right, title, and interest in and to the following property rights, interests and estates, now existing or hereafter coming into existence:

(a)     all estate, right, title and interest whether now owned or after acquired, in the Geothermal Resources (defined in paragraph (c) below) and other mineral interests and leases, including without limitation, overriding royalty interests and other interests of whatsoever nature or kind and however characterized, together with any and all mineral interests or other interests derived from the leases and rights of way described in Exhibit ”A” attached hereto, as amended, modified, extended, renewed, restated or supplemented from time to time in accordance with this Deed of Trust, and incorporated herein by this reference (all of such rights, titles, interests and estates of Trustor, howsoever characterized being collectively called the “Leases”) located on the land described in Exhibit ”A” hereto (the “Real Property”);

Exhibit D
(to Note Purchase Agreement)

(b)     all rights, title, interest and estates now owned or hereinafter acquired by Trustor in and to all operating agreements, contracts, farm out agreements, farm in agreements, area of mutual interest agreements, equipment leases, power purchase agreements, interconnection agreements, parallel operating agreements, operation and maintenance agreements, major maintenance agreements, engineering procurement construction agreements, joint development agreements, performance warranties, transmission rights and the like relating to any of the Leases or interests in the Leases or the projects to which the Leases relate;

(c)     all rights, title, interests and estates now owned or hereafter acquired by Trustor in and to all steam, gas, energy, brine, geothermal products and resources and all other minerals (collectively, the “Geothermal Resources”) in and from which may be produced from or attributable to the Leases, the lands covered thereby and Trustor’s interests therein, including all rents, issues, profits, proceeds, products, energy produced from, revenues and other income from or attributable to the Leases, the lands covered thereby and Trustor’s interests therein;

(d)     all tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in subparagraphs (a) and (b) above, which are now owned or which may hereafter by acquired by Trustor, including, without limitation, any and all property, real, personal or mixed, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases or properties and including any and all extraction wells, injection wells or other wells, buildings, structures, compressors, pumps, wellhead valves, field gathering systems, pipelines, disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, turbines, meters, apparatus, equipment, appliances, tools, implements, cables, transmission facilities, towers, casing, tubing and rods, power, telephone lines, surface leases, rights-of-way, easements, servitudes, licenses and other surface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

(e)     any property that may from time to time hereafter, by writing of any kind be subjected to the lien and security interest hereof by Trustor or by anyone on Trustor’s behalf; and the Trustee, for itself and the benefit of Beneficiary, is hereby authorized to receive the same at any time as additional security hereunder;

(f)     all accounts, goods that are or are to become fixtures, equipment, as-extracted collateral, inventory and contract rights and other general intangibles (including, without limitation, all seismic data, geological data, geophysical data and interpretations of any of the foregoing to the extent a security interest therein may be granted) constituting a part of, relating to, or arising out of the property and collateral described or mentioned in paragraphs (a) through (e) above, and all proceeds and products of the property and collateral described or mentioned in this and said preceding paragraphs; and

Exhibit D
(to Note Purchase Agreement)

(g)     all of Trustor’s rights now owned or hereafter acquired in and to all lease records, well records and production records which relate to any of the foregoing property. The property described and mentioned in these paragraphs (a) through (g) are sometimes referred to herein as the “Lease Collateral.”

TOGETHER WITH all buildings, facilities, structures and other improvements and all additions or alterations thereto or replacements thereof, now or hereafter erected on the Real Property including, without limitation, fixtures, attachments, appliances, equipment, machinery, and other personal property attached to such buildings and other improvements to the extent the same constitutes real property or fixtures in the State of Nevada (the “Improvements”), all of which shall be deemed and construed to be a part of the Real Property;

TOGETHER WITH all leasehold estate, right, title and interest of Trustor in and to all leases or subleases covering the Real Property or the Improvements or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Trustor thereunder including, without limitation, all rights of Trustor against tenants, lessees or guarantors thereof, all cash or security deposits, advance rentals, and deposits or payments of similar nature;

TOGETHER WITH all rents, issues, profits, damages, royalties, income and other benefits now or hereafter derived from the Real Property and the Improvements (collectively, the “Rents”), subject to the terms and provisions of Article 2 of this Deed of Trust with respect to all leases and subleases of the Real Property or Improvements now or hereafter existing or entered into, or portions thereof, granted by Trustor, and further subject to the right, power and authority hereinafter given to Trustor to collect and apply such Rents;

TOGETHER WITH all interests, estates, options or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Real Property or the Improvements;

TOGETHER WITH all leasehold estate, right and interest in easements, rights-of-way and other rights now owned or hereafter acquired by Trustor used in connection with the Real Property or the Improvements or as a means of access thereto (including, without limitation, all rights to the nonexclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto) and all water and water rights and shares of stock evidencing the same;

TOGETHER WITH All “Fixtures”, as such term is defined in the Uniform Commercial Code as adopted in the State of Nevada (as the same may be amended from time to time, the “UCC”), on the Real Property or Improvements thereon and owned by Trustor (collectively the “Fixtures”);

Exhibit D
(to Note Purchase Agreement)

TOGETHER WITH all right, title and interest of Trustor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Real Property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Real Property;

TOGETHER WITH all the estate, interest, right, title, other claim or demand, both in law and in equity (including, without limitation, claims or demands with respect to the proceeds of insurance in effect with respect thereto) that Trustor now has or may hereafter acquire in the Real Property, the Improvements, the Fixtures, or any other part of the Trust Estate, and any and all awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Trust Estate (including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages);

TOGETHER WITH all insurance, condemnation and other proceeds of the foregoing.

Trustor’s right, title, and interest in and to the entire estate, property, right, title and interest as described above and hereby conveyed to Trustee, excluding the Excluded Assets (as defined in the Security Agreement, as that term is defined in the Note Purchase Agreement), may hereafter be collectively referred to as the “Trust Estate.”

FOR THE PURPOSE OF SECURING (in such order of priority as Beneficiary may elect) the following (collectively, as set forth and defined below, the “Obligations”):

(a)     Payment of all indebtedness and performance of all obligations of the Trustor now existing or hereafter arising under, and pursuant to the terms and conditions of, the “Financing Documents”, as defined in that certain Note Purchase Agreement (as amended, modified, extended, renewed, restated or supplemented from time to time, the “Note Purchase Agreement”) by and between Trustor and Beneficiary, in connection with the issuance of senior secured notes in the aggregate principal amount of Ninety-two Million Five Hundred Thousand and 00/100 Dollars ($92,500,000.00) (the “Notes”);

(b)     payment of all sums advanced by Beneficiary to protect the Trust Estate pursuant to and in accordance with the Financing Documents, with interest thereon;

(c)     for the benefit of Beneficiary, compliance with and performance by Trustor of its obligations under the Leases and every material provision of any declaration of covenants, conditions and restrictions, any maintenance, easement and party wall agreement, or any other agreement, document, or instrument by which the Trust Estate is bound or may be affected;

(d)     payment of all sums required of Trustor to be paid and performance of all obligations required of Trustor contained in this Deed of Trust; and

(e)     all modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not, in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note.

Exhibit D
(to Note Purchase Agreement)

Notwithstanding anything herein to the contrary, this Deed of Trust shall not grant a Lien (as defined in the Note Purchase Agreement) on, or any other right in favor of the Beneficiary with respect to, any Excluded Assets.

TRUSTOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

Article 1
COVENANTS AND AGREEMENTS OF TRUSTOR

1.1     Payment and Performance of Obligations. Trustor shall pay and perform each of the Obligations pursuant to the terms and conditions of the Financing Documents.

1.2     Maintenance of Leases. Trustor will cause its interests in the Geothermal Resources and the Leases to be maintained and operated in a good and workmanlike manner and in accordance with commercially acceptable field practices and all applicable federal, state and local laws, rules and regulations and will not allow the Leases to be surrendered, abandoned or terminated (other than as expressly provided for in such Leases and/or as may be required by applicable federal, state and local laws, rules and regulations) or impaired in any manner except as permitted by the terms of the Note Purchase Agreement.

1.3     Compliance with Leases and other Obligations. Trustor will observe and comply, with all of the terms and provisions, express or implied, of the Leases in order to keep the same in full force and effect. Trustor will observe and comply, with all of the terms and provisions of all easements, licenses, franchises, permits and contracts (both existing and future) which are part of the Trust Estate or which are incident to the operation of any of the Trust Estate.

1.4     Challenges. If the validity or priority of this Deed of Trust or of any right, title, liens or interests created or evidenced hereby with respect to the Trust Estate or any part thereof shall be endangered or questioned or shall be attached directly or indirectly or if any legal proceedings are instituted against Trustor with respect thereto, Trustor will give written notice thereof to Beneficiary promptly, and, at Trustor’s own cost and expense, Trustor will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, without limitation, the employment of counsel acceptable to the Beneficiary, which consent shall not be unreasonably withheld, conditioned, or delayed, the prosecution or defense of litigation and the release or discharge of all adverse claims

1.5     Removal of Improvements. None of the Improvements and personal property constituting portions of the Trust Estate will be removed or destroyed, except in the ordinary course of Trustor’s business if to do so would have a material adverse effect on the condition or operation of the Trust Estate or as otherwise consented to by Beneficiary, which consent shall not be unreasonably withheld, conditioned, or delayed.

Exhibit D
(to Note Purchase Agreement)

1.6     Maintenance, Repair. Trustor shall maintain the Trust Estate in good order condition and repair, restoring the Trust Estate in the event of damage or casualty and replacing such items as may need replacement with new items of equivalent value and quality, and otherwise in accordance with the covenants set forth in the Financing Documents. Specifically, Trustor will cause the Trust Estate and all related machinery, pipelines, equipment, improvements and personal property of any kind now or hereafter used or obtained in connection with the operation thereof to be kept in safe, good and effective operating condition, and shall cause all necessary repairs, replacements, additions and improvements thereto that may be required for the maintenance and operation of the Trust Estate to be made.

1.7     Required Insurance. Trustor shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force with respect to the Trust Estate, such policies of insurance as required pursuant to Sections 4.20 and 9.2 of the Note Purchase Agreement.

1.8     Casualties; Insurance Proceeds. If Trustor receives any proceeds of insurance resulting from any casualty to the Trust Estate, such proceeds shall be applied in accordance with the Accounts Agreement (as defined in the Note Purchase Agreement).

1.9     Taxes. Trustor shall pay, or cause to be paid, all taxes and assessments of any kind and character charged, levied or assessed against the Trust Estate or any part thereof in accordance with the terms of the Note Purchase Agreement.

1.10     Transfer of Trust Estate by Trustor. Subject to Section 3.2(d) below, Trustor agrees that it shall not sell, transfer or otherwise encumber the Trust Estate in violation of Sections 10.2, 10.5 and 10.9 of the Note Purchase Agreement.

1.11     Eminent Domain. In the event that any proceeding or action be commenced for the taking of the Trust Estate, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation (including, without limitation, inverse condemnation) or otherwise (hereinafter collectively referred to as a “Taking”), or if the same be taken or damaged by reason of any public improvement or Taking, or should Trustor receive any notice or other information regarding such Taking or damage, Trustor shall give prompt written notice thereof to Beneficiary. All compensation, awards, damages, rights of action and proceeds awarded to Trustor by reason of any such Taking or damage or received by Trustor as the result of a transfer in lieu of a Taking (the “Condemnation Proceeds”) shall constitute additional collateral and shall be considered part of the Trust Estate, but may be used for restoration of the respective property as provided for in the Accounts Agreement.

1.12     Additional Security. No other security now existing, or hereafter taken, to secure the obligations secured hereby shall be impaired or affected by the execution of this Deed of Trust. All security for the Obligations from time to time shall be taken, considered and held as cumulative. Any taking of additional security, or any extension of the time of payment of, or modification of other terms of any of the Obligations shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of any maker, guarantor, surety or endorser for the payment or performance of any of the Obligations.

Exhibit D
(to Note Purchase Agreement)

1.13     Appointment of Successor Trustee. To the extent permitted by law, Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Trustor and recorded in the counties in which the Trust Estate is located and by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder, and such successor(s) shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of such predecessor.

1.14     Inspections. Beneficiary, and its agents, representatives officers, and employees, are authorized to visit the principal executive office and other offices and properties of the Trustor in accordance with Section 7.3 of the Note Purchase Agreement.

1.15     Ownership and Liens. Trustor is, and as to any portion of the Trust Estate acquired hereafter will upon such acquisitions be, and shall remain the owner of the Trust Estate free and clear of any Liens (as defined in the Note Purchase Agreement) except as expressly permitted pursuant to Section 3.2(d) below and Sections 10.2, 10.5, and 10.9 of the Note Purchase Agreement.

1.16     Trustee’s Powers. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust, and without affecting the personal liability of any Person for payment of the Obligations or the effect of this Deed of Trust upon the remainder of said Trust Estate, Trustee may (a) reconvey any part of said Trust Estate to the Trustor or its designee, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

1.17     Beneficiary’s Powers. Without affecting the liability of any person liable for the payment or performance of the Obligations herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Estate not then or theretofore released as security for the Obligations, Beneficiary may, from time to time and without notice (a) release any person so liable, (b) extend the Obligations, (c) grant other indulgences, (d) release or reconvey to the Trustor or its designee, or cause to be released or reconveyed to the Trustor or its designee, at any time at Beneficiary’s option any parcel, portion or all of the Trust Estate, (e) take or release any other or additional security or any guaranty for any Obligation herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

1.18     Leasehold. With respect to any leasehold estate constituting a portion of the Trust Estate, Trustor agrees to comply with the provisions of Section 9.9 of the Note Purchase Agreement.

1.19     Application of Insurance Proceeds and Condemnation Proceeds. Beneficiary agrees that Trustor shall have the right to apply insurance proceeds and Condemnation Proceeds to the repair, replacement, or restoration of the Trust Estate except after the occurrence of and during the continuance of any Event of Default. During the continuance of any Event of Default, if Beneficiary consents, in its sole and absolute discretion, to such application, each of the following conditions precedent must be satisfied within one hundred and twenty (120) days after any casualty or taking:

Exhibit D
(to Note Purchase Agreement)

(a)     Trustor delivers notice to Beneficiary of its intention to repair, replace, or restore the Trust Estate within ten (10) days after settlement of any claim under any insurance policies or any claim as to any Taking, the proceeds of which are used to pay for the repair, replacement, or restoration of the Trust Estate.

(b)     Beneficiary determines in its reasonable discretion (i) that the Trust Estate can be repaired, replaced, or restored to its condition prior to the Taking or casualty, and (ii) that the repair, replacement, or restoration of the Trust Estate can be completed no later than three (3) months prior to the earliest maturity date of any of the note executed in connection with the Note Purchase Agreement (as extended from time to time).

(c)     No Event of Default, or event which with notice or lapse of time would become an Event of Default, has occurred and is continuing.

(d)     All Condemnation Proceeds and insurance proceeds, as applicable, are deposited with Beneficiary.

(e)     Trustor has deposited with Beneficiary an amount, if a positive amount (as determined by Beneficiary) equal to (A) the sum of (1) the cost of the repair, replacement, or restoration of the Trust Estate, and (2) all operating expenses of the Trust Estate until such time as the Trust Estate can generate sufficient income to pay such operating expenses; less (B) the sum of (1) the Condemnation Proceeds or insurance proceeds deposited with Beneficiary, and (2) if the obligations secured hereby include a loan by Beneficiary to Trustor to finance the construction of any improvements to be repaired, replaced, or restored, any undisbursed portion of such loan available under the Note Purchase Agreement for construction of such Improvements.

(f)     Trustor has delivered to Beneficiary (A) final plans and specifications for the repair, replacement, or restoration of the Trust Estate, (B) a budget of all costs, expenses, and fees for the repair, replacement, or restoration of the Trust Estate, (C) a construction schedule for the repair, replacement, or restoration of the Trust Estate, and (D) a construction contract for the repair, replacement, or restoration of the Trust Estate. Beneficiary shall approve such plans and specifications, budget, construction schedule, and construction contract and the contractor under the construction contract in its reasonable discretion.

(g)     All applicable governmental authorities have approved the final plans and specifications for the repair, replacement, or restoration of the Trust Estate. Trustor has obtained or will obtain in accordance with the construction schedule all approvals and permits required for such repair, replacement, or restoration.

(h)     The approved contractor commences the repair, replacement, or restoration of the Trust Estate.

Exhibit D
(to Note Purchase Agreement)

If all of the above conditions are applicable and timely satisfied, Beneficiary will disburse the Condemnation Proceeds, insurance proceeds, and any other amount deposited with Beneficiary pursuant to the foregoing and in accordance with Beneficiary’s customary procedures for disbursement of construction loans; provided that if requested by Beneficiary, Trustor shall execute such documents regarding such disbursements and requirements as Beneficiary may request. If any of the above conditions are not satisfied within the time limits described above or, if after satisfaction of the above conditions, Trustor does not prosecute and complete the repair, replacement, or restoration of the Trust Estate with due diligence and in accordance with the construction schedule and within the budget approved by Beneficiary, Beneficiary may at any time apply the then remaining Condemnation Proceeds, insurance proceeds, and any other amount deposited with Beneficiary to the payment of the obligations secured hereby, whether or not then due, and Beneficiary shall have no obligation to disburse such proceeds or deposited funds for the payment of the costs, expenses, and fees incurred in the repair, replacement, or restoration of the Trust Estate. If there are any Condemnation Proceeds, insurance proceeds, or other amounts deposited with Beneficiary pursuant hereto remaining after payment of such obligations in full, such funds shall be paid to the entity legally entitled thereto. To the extent that the Note Purchase Agreement provides for advances for the construction of improvements on the Trust Estate, Trustor shall not have any further obligation to make advances with respect to such improvements unless and until the repair, replacement and restoration of the Improvements and application of Condemnation Proceeds and insurance proceeds is proceeding in accordance with the construction schedule.

1.20     Authorization to File Financing Statements. Trustor hereby authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements, as applicable to the UCC Collateral (defined in Section 3.1 below). For purposes of such filings, Trustor agrees to furnish any reasonably requested information requested by Beneficiary promptly upon request by Beneficiary, Trustor also ratifies its authorization for Beneficiary to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Deed of Trust. Subject to applicable law, Trustor hereby irrevocably constitutes and appoints Beneficiary and any officer or agent of Beneficiary, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Trustor or in Trustor’s own name to execute in Trustor’s name any such documents and to otherwise carry out the purposes of this Section 1.20 to the extent that Trustor’s authorization above is not sufficient. To the extent permitted by applicable law, Trustor hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Article 2
ASSIGNMENT OF LEASES AND RENTS

2.1     Assignment of Leases and Rents. Trustor hereby absolutely and irrevocably assigns and transfers to Beneficiary all Rents and all Geothermal Resources and the proceeds therefrom, produced and to be produced from the interests of Trustor in the Leases (collectively, the “Rent Collateral”), and hereby gives to and confers upon Beneficiary the right, power and authority to demand, collect and receive the Rent Collateral. Trustor hereby authorizes and directs the lessees, tenants and occupants to make all payments under the Leases directly to Beneficiary upon written demand by Beneficiary, without further consent of Trustor; provided, however, that Trustor shall have the right to collect such Rent Collateral, and to retain and enjoy same, so long as an Event of Default shall not have occurred and be continuing hereunder or under the other Financing Documents. The assignment of the Rent Collateral of the Trust Estate in this Article 2 is intended to be, to the maximum extent provided by applicable law, an absolute and unconditional present assignment from Trustor to Beneficiary and not merely the passing of a security interest. Beneficiary’s rights to the Rent Collateral are not contingent upon and may be exercised without possession of the Trust Estate.

Exhibit D
(to Note Purchase Agreement)

2.2     Collection Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Beneficiary may, to the maximum extent permitted by law, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, enter upon and take possession of the Trust Estate, or any part thereof, and, with or without such entry or taking possession otherwise collect the Rent Collateral (including, without limitation, those past due and unpaid) and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys’ fees) upon payment of the Obligations in such order as Beneficiary may determine. The collection of such Rent Collateral, or the entering upon and taking possession of the Trust Estate, or the application of the Rent Collateral as aforesaid, shall not cure (except and only to the extent such Rent Collateral is applied in full payment of the Obligations then due) or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default. Trustor also hereby authorizes Beneficiary upon such entry, at its option, to take over and assume the management, operation and maintenance of the Trust Estate and to perform all acts Beneficiary in its sole discretion deems necessary and proper and to expend such sums out of Rent Collateral as may be needed in connection therewith, in the same manner and to the same extent as Trustor theretofore could do (including, without limitation, the right to enter into new leases, to cancel, surrender, alter or amend the terms of, and/or renew existing leases and/or to make concessions to tenants).

2.3     Rent Collateral. Upon such entry, Beneficiary shall, after payment of all property charges and expenses (including, without limitation, reasonable compensation to such managing agent or operator as it may select and employ) and after the accumulation of a reserve to meet requisite amounts, credit the net amount of the Rent Collateral received by it to the Obligations, but the manner of the application of such net income and which items shall be credited shall be determined in the sole discretion of Beneficiary in accordance with Section 107A.310 of the Nevada Revised Statutes (“NRS”). Beneficiary shall not be accountable for more monies than it actually receives from the Trust Estate; nor shall it be liable for failure to collect Rent Collateral. Beneficiary shall make reasonable efforts to collect Rent Collateral, reserving, however, within its own absolute and sole discretion, the right to determine the method of collection and the extent to which enforcement of collection of Rents shall be prosecuted and, absent fraud, gross negligence or willful misconduct, Beneficiary’s judgment shall be deemed conclusive and reasonable. Any purchaser at a trustee’s sale or foreclosure sale shall be subrogated to and succeed to all the rights of Trustor under any or all Leases.

2.4     Mortgagee in Possession. An entry by Beneficiary upon the Real Property under the terms of this Deed of Trust shall not make Beneficiary a party in possession in contemplation of applicable law.

Exhibit D
(to Note Purchase Agreement)

2.5     No Obligation to Perform. Nothing contained herein shall operate or be construed to obligate Beneficiary to perform any obligations of Trustor under any Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment therein contained in the event the lessee under any such Lease shall have been joined as a party defendant in any action to foreclose and the estate of such lessee shall have been thereby terminated). Prior to actual entry into and taking possession of the Real Property by Beneficiary, this assignment shall not operate to place upon Beneficiary any responsibility for the operation, control, care, management or repair of the Trust Estate or any portion thereof, and the execution of this assignment by Trustor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Trust Estate is and shall be that of Trustor, prior to such actual entry and taking of possession.

Article 3
SECURITY AGREEMENT

3.1     Creation of Security Interest. Trustor hereby grants and assigns to Beneficiary a security interest in and to all the Fixtures and other portions of the Trust Estate in which a security interest may be granted under the UCC (collectively the “UCC Collateral”) to secure the payment and performance of the Obligations. For purposes of such grant of a security interest, each Trustor is a “debtor” and each Beneficiary is a “secured party” as such quoted terms are defined in the UCC.

3.2     Representations, Warranties and Covenants of Trustor. Trustor hereby represents, warrants and covenants (which representations, warranties and covenants shall survive creation of any indebtedness of Trustor to Beneficiary and any extension of credit thereunder) as follows:

(a)     Trustor hereby consents to the recording and/or filing of one or more financing statements, financing statement amendments, fixture filings, and such other documents as Beneficiary may from time to time require to perfect or continue the perfection of Beneficiary’s interest in any UCC Collateral, pursuant to the UCC, in form satisfactory to Beneficiary and will execute such other and further documents as Beneficiary may require and pay the cost of recording and filing the same in all public offices wherever recording or filing is deemed by Beneficiary to be necessary or desirable.

(b)     Trustor is a limited liability company, duly formed in the State of Delaware, and in good standing under the laws of Delaware. Trustor’s principal place of business and chief executive officer is at Trustor’s address first set forth above. Trustor does not do business under any trade name except as previously disclosed in writing to Beneficiary. Trustor will not, without prior written notice to Beneficiary, change its place of business or its chief executive office or adopt or change any trade name or fictitious business name, and will upon request of Beneficiary, execute any documents necessary to reflect the adoption or change in trade name or fictitious business name.

(c)     Trustor shall immediately notify Beneficiary of any claim against the UCC Collateral adverse to the interest of Beneficiary therein.

(d)     Subject to any restrictions contained herein or the Note Purchase Agreement or the Security Agreement, Trustor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the personal property or Fixtures normally held by such Trustor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Trustor for such purpose, (ii) may collect, as and when due, all amounts due with respect to any of the above Real Property, including the taking of such action with respect to such collection as the Beneficiary may request following the occurrence of a Event of Default or, in the absence of such request, as such Trustor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith.

Exhibit D
(to Note Purchase Agreement)

3.3     Use of Fixtures by Trustor. Until the occurrence of an Event of Default hereunder or under any other Financing Document (as defined in the Note Purchase Agreement), Trustor may have possession of the UCC Collateral and use them in any lawful manner not inconsistent with this Deed of Trust or the Note Purchase Agreement.

3.4     UCC Remedies Upon an Event of Default.

(a)     In addition to the remedies provided in Section 4.2 hereof, upon the occurrence and during the continuance of an Event of Default hereunder, Beneficiary may, at its option, exercise any remedies of a secured party under the UCC or any other applicable law.

(b)     Beneficiary shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Beneficiary from pursuing any further remedy that it may have.

3.5     Security Agreement. This Deed of Trust constitutes and shall be deemed to be a “security agreement” with respect to UCC Collateral for all purposes and Beneficiary shall be entitled to all the rights and remedies of a “secured party” under the UCC in such regard.

3.6     Fixture Filing. Upon its recording in the real property records of the counties in which the Trust Estate is located, this Deed of Trust shall be effective as a financing statement filed as a fixture filing. In addition, a financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. The filing of any other financing statement relating to any personal property, rights or interests shall not be construed to diminish any right or priority hereunder. For the purposes of the UCC, the following information is supplied:

(a)     The name of the debtor is: ORNI 47 LLC, a Delaware limited liability company

(b)     The name and address of each secured party or a representative of the secured party is:

MUFG Union Bank, N.A.

350 California Street, 11th Floor

San Francisco, CA  94104

Attention: Corporate Trust Dept.

Exhibit D
(to Note Purchase Agreement)

(c)     The mailing address of the debtor is 6225 Neil Road, Reno, Nevada 89511.

(d)     The types and items of collateral are as described in this Deed of Trust and exhibits hereto.

(e)     Certain items of collateral are or are to become fixtures on the Real Property and this Deed of Trust contains a description of the applicable real estate.

Article 4
DEFAULT; REMEDIES

4.1     Events of Default. “Event of Default” as used herein means the occurrence of any “Event of Default” as that term is defined in the Note Purchase Agreement.

4.2     Acceleration Upon Default; Additional Remedies. Upon the occurrence and during the continuance of an Event of Default and after giving effect to applicable cure and grace periods, Beneficiary may, at its option, declare all or any part of the Obligations immediately due and payable pursuant to and in accordance with Section 12.1 of the Note Purchase Agreement. Beneficiary may, in addition to the exercise of any or all of the remedies specified in Section 3.4;

(a)     Pursuant to an order by a court and subject to applicable law, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, or any part thereof, in its own name or in the name of Trustee, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Estate, or any part thereof or interest therein, increase the income therefrom or protect the security hereof; provided that Beneficiary may also, in addition to any or all of the remedies specified in Section 3.4, with or without taking possession of the Trust Estate, sue for or otherwise collect the Rent Collateral, or any part thereof, including, without limitation, rents or payments past due and unpaid, and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys’ fees) upon the Obligations, all in such order as Beneficiary may determine. The entering upon and taking possession of the Trust Estate, the collection of such Rent Collateral and the application thereof as aforesaid, shall not cure (except and to the extent such Rent Collateral is applied in full payment of the Obligations then due)or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Trust Estate or the collection, receipt and application of Rent Collateral, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Financing Documents or by law upon occurrence and during the continuance of any Event of Default, including, without limitation, the right to exercise the power of sale;

(b)     Commence an action to judicially foreclose the lien of this Deed of Trust, appoint a receiver, or specifically enforce any of the covenants hereof (the Real Property may be judicially foreclosed in parts or as an entirety);

Exhibit D
(to Note Purchase Agreement)

(c)     Subject to applicable law, exercise the power of sale herein contained and deliver to Trustee a written statement of breach, notice of default and election to cause Trustor’s interest in the Trust Estate to be sold (the Real Property may be non-judicially foreclosed in part or as an entirety); or

(d)     Exercise all other rights and remedies provided herein, in any Financing Document (as defined in the Note Purchase Agreement) or other document or agreement now or hereafter securing or guaranteeing all or any portion of the Obligations, or by applicable law.

4.3     Exercise of Power of Sale. If Beneficiary elects to exercise the power of sale herein contained subject and pursuant to applicable law, then Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

(a)     Upon receipt of such statement and notice from Beneficiary, Trustee shall cause to be recorded and mailed to all parties entitled thereto in accordance with applicable law a notice of default and election to sell (“Notice of Default”) and cause a notice of sale to be recorded, published, posted and delivered to Trustor and all other persons entitled thereto as then required by applicable law (the “Notice of Sale”). Trustee shall, without demand on Trustor, after lapse of such time as may then be required by applicable law and after recordation of such Notice of Sale and Notice of Sale having been given as required by applicable law, sell the Trust Estate at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for credit or cash in lawful money of the United States payable at the time of sale. Beneficiary may be a purchaser at such sale and, if Beneficiary is the highest bidder, Trustee may credit the portion of the purchase price that would be distributed to Beneficiary against the Obligations in lieu of paying cash. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

(b)     After deducting all costs, fees and expenses of Trustee and of this Trust, including, without limitation, Trustee’s fees and reasonable attorneys’ fees, and costs of evidence of title in connection with sale and except as otherwise provided in NRS 40.462, Trustee shall apply the proceeds of sale in the following priority, to payment of (i) first, all sums expended under the terms of the Financing Documents, not then repaid, with accrued interest; (ii) second, all sums due under the Obligations; (iii) third, all other sums, then secured hereby; and (iv) the remainder, if any, to the person or persons legally entitled thereto.

(c)     Subject to NRS 107.082, Trustee may postpone sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in it discretion, give a new notice of sale.

Exhibit D
(to Note Purchase Agreement)

4.4     Appointment of Receiver. Upon the occurrence and during the continuance of an Event of Default, Beneficiary, as a matter of right and without notice to Trustor or any one claiming under Trustor, and without regard to the then value of the Trust Estate or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein and shall continue as such and exercise all such powers until the later of the date of confirmation of sale of the Trust Estate or the date of expiration of any redemption period unless such receivership is sooner terminated.

4.5     Remedies Not Exclusive. Trustee and Beneficiary, and each of them, shall be entitled to enforce payment and performance of any and all of the Obligations and to exercise all rights and powers under the Financing Documents and under applicable law now or hereafter in effect, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured or guaranteed. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other rights herein contained, shall prejudice or in any manner affect Trustee’s or Beneficiary’s right to realize upon or enforce any other security or guaranty now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them shall be entitled to enforce this Deed of Trust and any other security or any guaranty now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing under applicable law. Every power or remedy given by any of the Financing Documents or by law to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and, to the extent permitted by law, either of them may pursue inconsistent remedies.

4.6     Request for Notice. Trustor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address provided for in Section 5.5 together with copies to the parties listed therein.

Article 5
MISCELLANEOUS

5.1     Change, Discharge, Termination, or Waiver. No provision of this Deed of Trust may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Beneficiary to exercise and no delay by Beneficiary in exercising any right or remedy under the Financing Documents or under applicable law shall operate as a waiver thereof.

5.2     Trustor Waiver of Rights. Trustor waives, to the extent permitted by law, (i) the benefit of all present and future laws providing for any appraisement before sale of any portion of the Trust Estate and (ii) all rights of redemption, valuation, stay of execution, notice of election to accelerate or declare due the Obligations, and marshaling in the event of foreclosure of this Deed of Trust as a mortgage or exercise of the power of sale herein.

Exhibit D
(to Note Purchase Agreement)

5.3     Statements by Trustor. Trustor shall, within ten (10) days after written notice thereof from Beneficiary, deliver to Beneficiary a written statement stating the unpaid monetary Obligations secured by this Deed of Trust and stating whether, to their knowledge, any offset or defense exists against such amounts.

5.4     Reconveyance by Trustee. Upon written request of Beneficiary stating that all Obligations have been satisfied in full, and upon surrender of this Deed of Trust to Trustee for cancellation and retention and upon payment by Trustor of Trustee’s fees, Trustee shall reconvey to the person or persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”

5.5     Notices. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by a national overnight courier service such as Federal Express (recipient signature required), registered or certified mail, return receipt requested, through the United States Postal Service to the addresses set forth below, or such other address which the parties may provide to one another in accordance herewith, and any other party and/or entity entitled to notice under the Note Purchase Agreement. Such notices, requests and demands, if sent by mail, shall be deemed given three (3) days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered.

To Beneficiary:   MUFG Union Bank, N.A.

350 California Street, 11th Floor

San Francisco, CA  94104

Attention: Corporate Trust Dept.

Email: AccountAdministration-Corporate.Trust@unionbank.com

Cc:      sonia.flores@unionbank.com

To Trustor:         ORNI 47 LLC

c/o Ormat Nevada Inc.

6225 Neil Road

Reno, Nevada 89511

Tel: 775-356-9029

Fax: 775-356-9039

Attention: CFO

With copy to:      Chadbourne & Parke, LLP

1200 New Hampshire Avenue, NW

Washington, D.C. 20036

Tel: (202) 974-5600

Fax: 202) 974-5602

Attn: Noam Ayali, Esq.

Exhibit D
(to Note Purchase Agreement)

5.6     Acceptance by Trustee. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by applicable law.

5.7     Captions and References. The headings at the beginning of each section of this Deed of Trust are solely for convenience and are not part of this Deed of Trust. Unless otherwise indicated, each reference in this Deed of Trust to a section or an exhibit is a reference to the respective section herein or exhibit hereto.

5.8     Invalidity of Certain Provisions. If any provision of this Deed of Trust is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Deed of Trust.

5.9     Attorneys’ Fees. If any or all of the Obligations are not paid when due or if an Event of Default occurs, Trustor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorneys’ fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

5.10     Governing Law. The laws of the State of Nevada shall govern all matters relating to this Deed of Trust. All provisions of the Note Purchase Agreement and the other Financing Documents shall be governed by, and construed in accordance with the governing law provision therein.

5.11     Number and Gender. In this Deed of Trust the singular shall include the plural and the masculine shall include the feminine and neuter gender and vice versa, if the context so requires.

5.12     Counterparts. This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to form physically one document, which may be recorded.

5.13     No Merger of Lease. If both the lessor’s and lessee’s estate under any lease or any portion thereof which constitutes a part of the Trust Estate shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger unless Beneficiary so elects as evidenced by recording a written declaration executed by Beneficiary so stating, and, unless and until Beneficiary so elects. Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates. In addition, upon the foreclosure of the lien created by this Deed of Trust on the Trust Estate pursuant to the provisions hereof, any leases or subleases then existing and affecting all or any portion of the Trust Estate shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at such foreclosure sale shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such tenant or subtenant.

Exhibit D
(to Note Purchase Agreement)

5.14     Ownership. Trustor represents and warrants that it has a lawful ownership interest in the Trust Estate, subject to the Permitted Liens (as defined in the Note Purchase Agreement) and that Trustor has the full right, power and authority to irrevocably grant, transfer, assign, convey and mortgage the same and to execute this Deed of Trust.

5.15     Integration. The Financing Documents contain the complete understanding and agreement of Trustor and Beneficiary and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

5.16     Binding Effect. The Financing Documents will be binding upon, and inure to the benefit of, Trustor, Trustee and Beneficiary and their respective successors and assigns. Trustor may not delegate its obligations under such Financing Documents.

5.17     Time of the Essence. Time is of the essence with regard to the each provision of the Financing Documents as to which time is a factor.

5.18     Survival. The representations, warranties, and covenants of the Trustor and the Financing Documents shall survive the execution and delivery of the Financing Documents and the issuance of the Notes (as defined in the Note Purchase Agreement).

5.19     Environmental. If any portion of the Trust Estate is determined to be “environmentally impaired” (as “environmentally impaired” is defined in NRS 40.503, then, without otherwise limiting or in any way affecting Beneficiary’s or Trustee’s rights and remedies under this Deed of Trust, and subject to Beneficiary’s compliance with the requirements of NRS 40.512, Beneficiary may elect to exercise its right under NRS 40.512 to (A) waive its lien as to all of the Trust Estate which is real property and proceed as an unsecured creditor, including reduction of the secured lender’s claim against the debtor to judgment and any other rights and remedies permitted by law, or (B) waive any lien that it may have on such environmentally impaired or affected portion of the Trust Estate which is real property and proceed against that portion of the Trust Estate which is unimpaired.

5.20     Adoption of Covenants. Covenants 1, 3, 4 (interest at the highest default rate under the Term Notes), 5, 6, 7 (reasonable counsel fees), 8 and 9 of NRS 107.030 are hereby adopted by reference and made a part hereof to the extent not inconsistent with any other provisions contained herein.

[Signature Page Follows]

Exhibit D
(to Note Purchase Agreement)

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first above written.

Trustor:

ORNI 47 LLC, a Delaware limited liability company

By:          __________________________________

Name:     __________________________________

Title:       __________________________________

STATE OF _________     )

)

COUNTY OF __________    )

This instrument was acknowledged before me on _________________, 2016, by _____________, as _________ of ORNI 47 LLC, a Delaware limited liability company.

_________________________________

(Signature of Notarial Officer)

Exhibit D
(to Note Purchase Agreement)

EXHIBIT “A”

LEGAL DESCRIPTION

(See attached.)

Exhibit D
(to Note Purchase Agreement)

EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MINERAL, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

Geothermal Lease NVN-083929

Parcel 1:

All of Township 11 North, Range 32 East, Mount Diablo Base and Meridian, lying in Mineral County, State of Nevada, according to the Official Plat thereof, described as follows:

Section 1, Lots 1-4, the S2N2 and the S2;

Section 2, Lots 1-4, the S2N2 and the S2;

Section 3, Lots 1-4, the S2N2 and the S2;

Section 10, ALL;

Section 11, ALL;

Section 12, ALL;

Section 13, ALL;

Section 14, ALL.

Except the oil, hydrocarbon gas and helium in said land and the right of the United States to extract said oil, hydrocarbon gas and helium from the geothermal steam and associated geothermal resources produced from said land (30 U.S.C.A. 1025).

APN: 005-390-01

Geothermal Lease No. NVN- 083931

Parcel 2:

All of Township 11 North, Range 33 East, Mount Diablo Base and Meridian, lying in Mineral County, State of Nevada, according to the Official Plat thereof, described as follows:

Section 5, S2N2, S2 and Lots 1-4;

Section 6, S2NE, SE and Lots 1-6;

Section 7, E2 and Lots 1-4;

Section 8, ALL.

Exhibit D
(to Note Purchase Agreement)

Except the oil, hydrocarbon gas and helium in said land and the right of the United States to extract said oil, hydrocarbon gas and helium from the geothermal steam and associated geothermal resources produced from said land (30 U.S.C.A. 1025).

APN: 005-400-04

Right-of-Way Grant NVN-090685

Parcel 3:

All of Township 11 North, Range 32 East, Mount Diablo Base and Meridian, lying in Mineral County, State of Nevada, according to the Official Plat thereof, described as follows:

Section 12	SW1/4 NE1/4, SE1/4 NE1/4, SE1/4 NW1/4, NE1/4 SW1/4, NW1/4 SE1/4, NE1/4 SE1/4

Parcel 4:

All of Township 11 North, Range 33 East, Mount Diablo Base and Meridian, lying in Mineral County, State of Nevada, according to the Official Plat thereof, described as follows:

Section 4       SW1/4 SW1/4, SE1/4 SW1/4, SW1/4 SE1/4, SE1/4 SE1/4

Section 5       SE1/4 SE1/4

Section 7       Lot 2, Lot 3, SW1/4 NE1/4, SE1/4 NE1/4, NW1/4 SE1/4

Section 8       SW1/4 NW1/4, NW1/4 NW1/4, NE1/4 NW1/4, SE1/4 NW1/4, NW1/4 NE1/4, NE1/4 NE1/4

Section 9       NE1/4 NE1/4

Section 10     NW1/4 NW1/4, SW1/4 NW1/4, NE1/4 NW1/4, SE1/4 NW1/4, SW1/4 NE1/4, NW1/4 SE1/4, NE1/4 SE1/4

Section 11     NW1/4 SW1/4, SW1/4 SW1/4, SE1/4 SW1/4, SW1/4 SE1/4

Section 14     NE1/4 NW1/4, NW1/4 NE1/4, SW1/4 NE1/4, SE1/4 NE1/4, NE1/4 SE1/4, SE1/4 SE1/4

Section 23     NE1/4 NE1/4

Section 24     NW1/4 NW1/4, NE1/4 NW1/4, SE1/4 NW1/4, NW1/4 NE1/4, SW1/4 NE1/4, Lot 2, Lot 3

Exhibit D
(to Note Purchase Agreement)

Parcel 5:

All of Township 11 North, Range 34 East, Mount Diablo Base and Meridian, lying in Mineral County, State of Nevada, according to the Official Plat thereof, described as follows:

Section 19     Lot 2, Lot 3, NE1/4 SW1/4, SE1/4 SW1/4, NW1/4 SE1/4, SW1/4 SE1/4, SE1/4 SE1/4

Section 20     SW1/4 SW1/4

Section 28     SW1/4 NW1/4, NW1/4 SW1/4, NE1/4 SW1/4, SE1/4 SW1/4, NW1/4 SE1/4, SW1/4 SE1/4, SE1/4 SE1/4

Section 29     NW1/4 NW1/4, NE1/4 NW1/4, SE1/4 NW1/4, NW1/4 NE1/4, SW1/4 NE1/4, SE1/4 NE1/4, NE1/4 SE1/4

Section 30     NE1/4 NE1/4

Section 33     NE1/4 NE1/4

Section 34     NW1/4 NW1/4, NE1/4 NW1/4, SE1/4 NW1/4, SW1/4 NE1/4, SE1/4 NE1/4, NE1/4 SE1/4

Section 35     SW1/4 NW1/4, NW1/4 SW1/4, NE1/4 SW1/4, NW1/4 SE1/4, NE1/4 SE1/4

Section 36     NW1/4 SW1/4, NE1/4 SW1/4, SE1/4 SW1/4, NW1/4 SE1/4, SW1/4 SE1/4, NE1/4 SE1/4, SE1/4 SE1/4

Parcel 6:

All of Township 11 North, Range 35 East, Mount Diablo Base and Meridian, lying in Mineral County, State of Nevada, according to the Official Plat thereof, described as follows:

Section 31 Lot 4, SE1/4 SW1/4, SW1/4 SE1/4, SE1/4 SE1/4

Parcel 7:

All of Township 10 North, Range 35 East, Mount Diablo Base and Meridian, lying in Mineral County, State of Nevada, according to the Official Plat thereof, described as follows:

Section 4       Lot 1

Section 3       Lot 3, Lot 4, Lot 6, Lot 7, Lot 9, Lot 10, Lot 15, Lot 16, Lot 17, NE1/4 SE1/4, SE1/4      SE1/4

Section 2       NW1/4 SW1/4, SW1/4 SW1/4

Section 11     NW1/4 NW1/4, SW1/4 NW1/4, SE1/4 NW1/4, NW1/4 SW1/4, NE1/4 SW1/4, SE1/4 SW1/4

Section 14     NE1/4 NW1/4, SE1/4 NW1/4, SW1/4 NE1/4, NW1/4 SE1/4, SW1/4 SE1/4

Section 23     NW1/4 NE1/4, NE1/4 NE1/4, SE1/4 NE1/4, NE1/4 SE1/4

Exhibit D
(to Note Purchase Agreement)

EXHIBIT E

FORM OF ACCOUNTANT'S CERTIFICATE

We have audited, in accordance with auditing standards generally accepted in the United States of America , the financial statements of ORNI 47, which comprise the balance sheet as of [date] and the related statements of [specifically identify other statements] for the year then ended, and have issued our report thereon dated [date].

In connection with our audit, nothing came to our attention that caused us to believe that ORNI 47 failed to comply with the terms, covenants, provisions, or conditions of Section 10.9 (Sale of Assets), Section 10.10 (Capital Expenditures) and Section 10.11 (Restricted Payments) of the Note Purchase Agreement dated November 29, 2016, (“the Note Purchase Agreement”), with Munich Reinsurance America, Inc. and Munich American Reassurance Company, insofar as they relate to accounting matters. However, our audit was not directed primarily toward obtaining knowledge of such noncompliance [if instances of non-compliance are noted so state]. Accordingly, had we performed additional procedures, other matters may have come to our attention regarding ORNI 47’s noncompliance with the above-referenced terms, covenants, provisions, or conditions of the Note Purchase Agreement, insofar as they relate to accounting matters.

This report is intended solely for the information and use of the board of directors and management of ORNI 47, Munich Reinsurance America, Inc. and Munich American Reassurance Company and is not intended to be and should not be used by anyone other than these specified parties.

Exhibit E
(to Note Purchase Agreement)